UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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A NOTE FROM MAJDI ABULABAN

March 28, 2025
Dear Superior Stockholder:
I am pleased to invite you to attend the annual meeting of stockholders of Superior Industries International, Inc. (the “Annual Meeting”). The meeting will be held on May 21, 2025, at 10:00 a.m. Eastern Time. The Annual Meeting will be held virtually, conducted via live audio webcast on the Internet. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live audio webcast of the meeting by visiting www.virtualstockholdermeeting.com/SUP2025. Next, enter the 16-digit control number included in our notice of internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
If you are not able to attend via the live audio webcast, we encourage you to vote by proxy. The following Notice of Annual Meeting of Stockholders and Proxy Statement describes the business that will be conducted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting via the live audio webcast, your vote is important, and we encourage you to vote promptly. You can vote your shares over the telephone, via the Internet or by completing the enclosed proxy card or voting instruction form provided by your broker.
Thank you for your ongoing support of Superior.

Majdi Abulaban
President and Chief Executive Officer

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 21, 2025, at 10:00 a.m. Eastern Time
Location:
The meeting will be conducted via a live audio webcast, which is available at www.virtualstockholdermeeting.com/SUP2025. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice, proxy card or voting instruction form.

Record Date:	March 27, 2025

Each holder of Superior Industries International, Inc. (“Superior” or the “Company”) common stock and each holder of Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date.

Items to Be Voted On:	1.
To elect eight nominees to the Board of Directors (the “Board”), each to serve until Superior’s 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.
To approve an amendment and restatement of the Company’s 2018 Equity Plan to, among other things, increase the number of shares of common stock available for issuance under the 2018 Equity Plan by 1,700,000 shares;

	3.	To approve, in a non-binding advisory vote, the executive compensation of the Company’s named executive officers;
	4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and
	5.	To act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.
How to Vote:
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM. INSTRUCTIONS FOR VOTING YOUR SHARES OVER THE TELEPHONE OR VIA THE INTERNET AS DESCRIBED IN THE PROXY STATEMENT ARE PROVIDED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

Contact Information:
If you have any questions about the attached Proxy Statement or require assistance in voting your shares on the proxy card or voting instruction form, or need additional copies of Superior’s proxy materials, please contact Okapi Partners LLC, our proxy solicitor, toll free at (855) 305-0856.

BY ORDER OF THE BOARD OF DIRECTORS,

David M. Sherbin Senior Vice President, General Counsel and Corporate Secretary

Superior Industries International, Inc. • Table of Contents

2025 Proxy Statement | i

Proxy Summary • 2025 Annual Meeting of Stockholders

PROXY SUMMARY
This summary highlights selected information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more information regarding the Annual Meeting and voting, please see our “Information About the Annual Meeting and Voting” Section, found on page 61.
Annual Meeting of Stockholders

Date & Time:	May 21, 2025, at 10:00 a.m. Eastern Time
Location:	The meeting will be held virtually. Please visit www.virtualstockholdermeeting.com/SUP2025.
Record Date:	Stockholders of record as of March 27, 2025 are entitled to vote.

General Company Information

Stock Symbol:	SUP
Exchange:	NYSE
Ordinary Shares Outstanding (as of the record date):	29,753,837
Registrar & Transfer Agent:	Computershare Investor Services
Headquarters:	26600 Telegraph Rd., Suite 400, Southfield, MI 48033
Corporate Website:	supind.com

Agenda and Voting Recommendations

Proposal	Board’s Recommendation
Election of Directors	FOR
Approval of an Amendment and Restatement of the Superior International Industries, Inc. 2018 Equity Plan to Increase the number of shares of Common Stock Eligible for Issuance	FOR
Advisory Vote to Approve Named Executive Officer Compensation	FOR
Ratification of Appointment of the Company's Independent Registered Public Accounting Firm	FOR

2025 Proxy Statement | 1

Proxy Summary • 2025 Annual Meeting of Stockholders

Director Nominees

Name	Age	Director Since	Independent
Majdi B. Abulaban	61	2019	X
Michael R. Bruynesteyn	61	2015	X
Richard J. Giromini	71	2018	X
Michael Guo	39	2024	X
Paul J. Humphries	70	2014	X
Timothy C. McQuay	73	2011	X
Deven H. Petito	40	2024	X
Ellen B. Richstone	73	2016	X

2 | Superior Industries International, Inc.

Proxy Summary • Named Executive Officers

Named Executive Officers

Majdi B. Abulaban, President and Chief Executive Officer
Timothy Trenary, Executive Vice President and Chief Financial Officer (retired, effective September 30, 2024)
Michael Dorah, Executive Vice President and Chief Operating Officer
Parveen Kakar, Senior Vice President, Sales, Engineering, Marketing and Product Development
Helpful Resources

Annual Meeting: supind.com/investor-relations/financial-reports
2025 Proxy Statement
2024 Annual Report
Governance Documents: supind.com/investor-relations/corporate-governance
Corporate Governance Guidelines
Board Committee Charters
Bylaws and Certificate of Incorporation
Code of Conduct
Sustainability: supind.com/esg-sustainability
Sustainability Report
Supplier Code of Conduct
Investor Relations: supind.com/investor-relations
Board Meeting Information

Board Meetings in 2024: 9
Board Committee Meetings in 2024:
Audit: 9
Human Capital and Compensation: 6
Nominating and Corporate Governance: 7

Corporate Governance Best Practices:
✔	7 of 8 director nominees are independent
✔	Annual election of directors
✔	Non-executive Board Chair
✔	Fully independent Board committees
Compensation Best Practices:
✔	Significant variable pay
✔	Performance-based metrics
✔	Alignment of executive pay with the stockholder interests
✔	Stock ownership and holding requirements
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting via the live audio webcast, your vote is important, and we encourage you to vote promptly. You can vote your shares over the telephone, via the Internet or by completing, dating, signing and returning a proxy card or voting instruction form, as described in the Proxy Statement.

2025 Proxy Statement | 3

Proxy Summary • 2024 Performance & Business Highlights

2024 Performance & Business Highlights
Superior Industries continues as a leader in the innovation of premium wheels. Our 2024 results were a testament to our strong management team, cost discipline, continued execution and advanced technologies. Coming out of 2024, we have a business that is fully restructured, well invested and successfully refinanced.

The following chart highlights key metrics of our financial and operating performance in 2024 and 2023:

Key Metric ($ in Millions except per wheel data, Units in Thousands)	2024	2023
Units Shipped	13,794	14,562
Net Sales	1,267	1,385
Value-Added Sales(1)	691	748
Content per Wheel(1)	50.05*	51.34
Net Income (Loss)(2)(3)	(78)	(93)
Adjusted EBITDA(1)	146	159
Adjusted EBITDA % of Value-Added Sales(1)	21.2%	21.3%
Cash Provided by Operating Activities	18	64
Free Cash Flow(1)	(15)	2
Unlevered Free Cash Flow(1)	55	80

(1)
Value-Added Sales, Value-Added Sales excluding Foreign Exchange, Adjusted EBITDA, Adjusted EBITDA as a % of Value-Added Sales, Content per Wheel, Free Cash Flow and Unlevered Free Cash Flow are non-GAAP financial measures. See Appendix A to this Proxy Statement for a reconciliation to the most comparable GAAP measures.

(2)
In the year ended December 31, 2024, Superior recognized a $19.9 million loss on extinguishment of debt and other refinancing costs in connection with our amended and restated term loan facility. We also incurred $7.0 million of restructuring charges and $15.0 million in other restructuring related costs. These values are gross tax.

(3)
In the year ended December 31, 2023, Superior recognized a $79.6 million SPG deconsolidation loss, $8.1 million of restructuring charges, $29.3 million of other restructuring related costs and $2.9 million of non-restructuring other costs. The drivers of these were mainly related to the deconsolidation of our subsidiary in Germany and our European Transformation. These values are gross tax.

*	Stated in 2023 currency

4 | Superior Industries International, Inc.

Proxy Summary • 2024 Performance & Business Highlights

(1)
Value-Added Sales, Value-Added Adjusted for FX, Adjusted EBITDA and Adjusted EBITDA as a % of Value-Added Sales are non-GAAP financial measures. See Appendix A to this Proxy Statement for a reconciliation to the most comparable GAAP measures.

(2)
Growth over Market (“GOM”) is based on Value-Added Sales Adjusted for FX, a non-GAAP financial measure, compared to North American and Western and Central European industry production as reported by IHS on February 17, 2025.

*	As reported in FY 2019 & 2024.
Executive Compensation Highlights
Highlights of our 2024 executive compensation program include:
•
2024 AIPP Payouts. The Company achieved earnings before interest, taxes, depreciation and amortization, adjusted for AIPP purposes (“AIPP Adjusted EBITDA(A)) of $146.3 million in 2024, which was 88.9% of the $164.6 million target, resulting in funding of the 2024 AIPP annual incentive (or “bonus”) pool for Messrs. Abulaban and Trenary our named executive officers (“NEOs”) at 63.2% of target. No NEO received any adjustment to his 2024 AIPP payout due to any individual performance achievement consideration.

•
Long Term Incentive Plan (“LTIP”) Performance Measures. In 2024, we granted performance based restricted stock units (“PRSUs”) that can be earned based upon our achievement of Relative Total Shareholder Return (“Relative TSR”).(B) Our 2022-2024 PRSU’s were generally earned based on our three-year performance regarding an equal weighting of Relative TSR and LTIP Net Debt.(B) performance. As further described below, based on actual performance, we achieved a payout of the 2022-2024 PRSUs at 96.63% of target grants for the NEOs.

As discussed in the “2024 Executive Compensation Components – Long Term Equity Incentive Compensation” section of this Proxy Statement, the Relative TSR performance metric was developed for the 2022-2024 PRSUs after a rigorous financial analysis of our business and taking into account the substantial economic uncertainty due to significant inflationary pressures, the war in Ukraine, and other economic trends.
(A)
Please see the “Annual Incentive Compensation and Bonuses” portion of the “Narrative Disclosure Regarding Compensation” section of this Proxy Statement for a discussion of how AIPP Adjusted EBITDA is calculated.

(B)
Please see the “Long-Term Equity Incentive Compensation” portion of the “Narrative Disclosure Regarding Compensation” section of this Proxy Statement for a discussion of how each of these performance measures is calculated.

2025 Proxy Statement | 5

Proposal No. 1 • General

PROPOSAL NO. 1
ELECTION OF DIRECTORS
General
Upon the recommendation of our Nominating and Corporate Governance Committee, all of our current directors are nominated for a one-year term to serve until the 2026 Annual Meeting, or until such director’s earlier resignation, retirement or other termination of service. The Board has been informed that each nominee is willing to continue to serve as a director. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies returned to us will be voted for the election of a substitute nominee(s) designated by the Board upon the recommendation of the Nominating and Corporate Governance Committee. If any such substitute nominee(s) is designated, we will file an amended proxy statement and provide information about such nominee(s).
Information about Director Nominees
The Board, through the Nominating and Corporate Governance Committee, considers relevant experience, qualifications, attributes and skills of both potential director nominees as well as existing members of the Board and believes that the combination of these characteristics contributes to an effective and highly functioning Board. The Board and the Nominating and Corporate Governance Committee believe that, individually, and as a group, the nominees possess the necessary qualifications to provide oversight of the business and quality advice and counsel to the Company’s management. Mr. Guo was appointed and is being nominated to the Board pursuant to the Investor Rights Agreement, dated as of May 22, 2017, by and between the Company and TPG Growth III Sidewall, L.P. Mr. Petito was appointed and is being nominated to the Board pursuant to the Cooperation Agreement between Mill Road Capital III, L.P. and the Company, dated as of January 11, 2024.

MAJDI ABULABAN
Superior Industries International, Inc., President and Chief Executive Officer Other Public Boards: University of Pittsburgh Board of Trustees (since 2021), SPX Flow (2017-2022)
Experience: Mr. Abulaban was appointed as the Company’s President and Chief Executive Officer, effective May 15, 2019. Mr. Abulaban has more than 30 years of leadership experience in global automotive supplier operations. He led three global product business units and over 120,000 employees to transform Aptiv PLC (formerly Delphi Automotive), a technology company that develops connected solutions, into a world-class provider of electrical architecture. In addition, he was instrumental in establishing Delphi as a leading automotive supplier in China. From 2017 to 2019, he was Senior Vice President & Group President, Global Signal and Power Solutions at Aptiv. Prior to that, he was Senior Vice President and Group President, Global Electrical and Electronic Architecture Segment and President of Delphi Asia Pacific. In addition to this experience, he held various business unit leadership positions with Delphi in China, Singapore and the United States since joining that company in 1985.
Mr. Abulaban holds a Bachelor of Applied Science in Mechanical Engineering from the University of Pittsburgh and an M.B.A. from Weatherhead School of Management at Case Western Reserve University.
Reasons for Nomination: Mr. Abulaban has in-depth knowledge of the Company’s business, operations and strategy and the global automotive industry. He has extensive global automotive leadership experience and a track record of implementing successful strategies, operating systems and organizational structures that drive performance.

6 | Superior Industries International, Inc.

Proposal No. 1 • Information about Director Nominees

MICHAEL R. BRUYNESTEYN
Chief Financial Officer, Raistone Committee Memberships: Audit Human Capital and Compensation
Experience: Mr. Bruynesteyn is Chief Financial Officer of Raistone, a leader in working capital solutions for businesses of all sizes. From 2013 to 2018, he was Treasurer and Vice President, Strategic Finance of Turner Construction Company, the largest commercial construction company in the United States. Prior to that, he was a Managing Director at Strauss Capital Partners, an investment banking firm, from 2008 to 2012. From 2006 to 2008, he was a Managing Director in the asset management division of investment banking firm Lehman Brothers, and from 1999 to 2006, he was the Senior Equity Research Analyst in the Automotive Group at Prudential Equity Group. Mr. Bruynesteyn has also held various finance positions, including Director of Investor Relations, at General Motors until 1998. Mr. Bruynesteyn served as a member of the Advisory Board of ClearMotion, Inc., a developer of proactive motion control systems for vehicles, such as active suspension and road motion. Mr. Bruynesteyn is a National Association of Corporate Directors Governance Fellow.
Mr. Bruynesteyn holds a Bachelor of Applied Science in Mechanical Engineering from the University of British Columbia and an M.B.A. from the London Business School.
Reasons for Nomination: Mr. Bruynesteyn gained valuable financial, treasury and accounting expertise through his experience as a CFO, Treasurer and his other financial leadership roles. He has extensive investment banking, capital markets and global experience and brings an investor perspective with a unique focus on the automotive sector.

RICHARD J. GIROMINI
Retired Chief Executive Officer and Director, Wabash National Corporation
Committee Memberships:
Human Capital and Compensation
Nominating and Corporate Governance (Chair)
Other Public Boards:
Wabash National Corporation (2005-2019)

Experience: Mr. Giromini served as President and Chief Executive Officer of Wabash National Corporation (“WNC”), North America’s largest trailer manufacturer, from 2007 to 2016, Chief Executive Officer until June 2018 and then as an Executive Advisor until his retirement in June 2019. From 2002 to 2006, he served in positions as President & Chief Operating Officer (2005-2006), Executive Vice President & Chief Operating Officer (2005), and SVP & Chief Operating Officer (2002-2004). Mr. Giromini’s prior experience includes over 25 years in the automotive industry, beginning his career with General Motors from 1976 to 1985, then continuing service in senior management positions within the Tier 1 automotive sector, including Doehler-Jarvis, Hayes Wheels, ITT Automotive, AKW LP and Accuride Corporation.
Mr. Giromini holds a Bachelor of Science degree in Mechanical Engineering and a Master of Science degree in Industrial Management, both from Clarkson University. He is also a graduate of the Advanced Management Program at the Duke University Fuqua School of Management.
Reasons for Nomination: Mr. Giromini provides deep technical understanding of the automotive industry, aluminum cast wheel business and diverse manufacturing through over 40 years of operational leadership, including over 20 years in the Tier 1 automotive aluminum casting industry and in his role as CEO of a public transportation equipment company. Key skills include extensive expertise in strategy, operational turnarounds, lean/six sigma, human capital development, sales, supply chain, acquisitions, capital management, governance and executive oversight of new ERP system implementations.

2025 Proxy Statement | 7

Proposal No. 1 • Information about Director Nominees

MICHAEL GUO
Managing Director, TPG
Experience: Michael Guo is a Managing Director at TPG, a leading global alternative asset management firm. Mr. Guo is currently the General Counsel of TPG Growth, the firm’s growth equity and middle market private equity investing platform. He previously served as Deputy General Counsel of TPG Capital, the firm’s large-scale buyout investing platform. Prior to joining TPG in 2017, Mr. Guo practiced law at Ropes & Gray in San Francisco and New York, and prior to that, at Simpson Thacher & Bartlett in New York.
Mr. Guo holds a Bachelor of Laws degree (LL.B.) from Peking University, and a Master of Laws degree (LL.M.) from Harvard Law School. He is admitted to practice law in California and New York.
Reasons for Nomination: Mr. Guo provides valuable experience in corporate strategy and mergers and acquisitions as well as bringing extensive experience with global and international issues gained from his experience as a lawyer in private practice and with an asset management firm.

PAUL J. HUMPHRIES
Retired Chief Executive Officer, Our Next Energy (ONE) Committee Memberships: Audit Human Capital and Compensation (Chair)
Experience: Mr. Humphries served as Chief Executive Officer of Our Next Energy, an energy storage company focused on battery technologies. Previously, he served as President of High Reliability Solutions at Flex LTD (“Flex”), a global end-to-end supply chain solutions company that serves the automotive, industrial and medical markets, from 2011 to 2020. Mr. Humphries served as Executive Vice President of Human Resources at Flex from 2006 to 2011, during a portion of which he also oversaw Flex’s IT and marketing functions. Mr. Humphries joined Flex in April 2000 following the acquisition of Chatham Technologies Incorporated. While at Chatham Technologies, he served as Senior Vice President of Global Operations. Prior to that, Mr. Humphries held various senior management positions at Allied Signal, Inc. and its successor, Honeywell Inc., BorgWarner Inc. and Ford Motor Company.
Mr. Humphries has a B.A. in applied social studies from Lanchester Polytechnic (now Coventry University) and post-graduate certification in human resources management from West Glamorgan Institute of Higher Education.
Reasons for Nomination: Mr. Humphries has extensive senior leadership experience in the automotive supply industry and senior level operational, strategic and human resource management experience with multinational public companies. He provides valuable expertise in strategy, transactions, growth, human capital management supply chain, manufacturing, marketing and global operations.

TIMOTHY C. MCQUAY
Retired Managing Director, Investment Banking, Noble Financial Markets
Experience: Mr. McQuay served as Executive Chairman of Superior in 2019 until Mr. Abulaban’s appointment as President and CEO. He served as Managing Director, Investment Banking with Noble Financial Capital Markets, an investment banking firm, from 2011 until his retirement in 2015. From 2008 to 2011, he served as Managing Director, Investment Banking with investment banking firm B. Riley & Co. From 1997 to 2007, he served as Managing Director – Investment Banking at A.G. Edwards & Sons, Inc. From 1995 to 1997, Mr. McQuay was a Partner at Crowell, Weedon & Co., a stock brokerage firm, and from 1994 to 1997, he served as Managing Director of Corporate Finance. Mr. McQuay served as Vice President, Corporate Development with Kerr Group, Inc., a plastics manufacturing company from 1993 to 1994 and as Managing Director of Merchant Banking with Union Bank from 1990 to 1993. Mr. McQuay previously served as Chairman of the Board of Meade Instruments Corp. and Perseon Corp. and as the Audit Committee Chair of Keystone Automotive Industries, Inc.

8 | Superior Industries International, Inc.

Proposal No. 1 • Information about Director Nominees

Mr. McQuay received an A.B. in economics from Princeton University and an M.B.A. from the University of California at Los Angeles.
Reasons for Nomination: Mr. McQuay provides extensive public company board experience through his leadership service on multiple public company automotive and industrial boards. He possesses deep knowledge of Superior’s business, as well as capital markets and investment banking. Mr. McQuay brings valuable insight into corporate strategy and risk management gained from nearly 40 years of experience in the investment banking and financial services industries.

DEVEN H. PETITO
Managing Director, Mill Road Capital Management LLC Committee Memberships: Nominating and Corporate Governance
Experience: Mr. Petito is a Management Committee Director of Mill Road Capital Management LLC, where he has worked since 2014. Mill Road Capital Management is an investment firm that focuses on investing in, and partnering with, small publicly traded companies in the U.S. and Canada. Before joining Mill Road, Mr. Petito worked in the private equity group at Kohlberg Kravis Roberts & Co. (KKR) and previously worked in the investment banking division at Morgan Stanley.
Mr. Petito holds an A.B. in economics from Princeton University and an M.B.A. from Harvard Business School.
Reasons for Nomination: Mr. Petito provides valuable financial, strategic, capital markets and transactional experience gained from his many years of experience in investment banking and private equity.

ELLEN B. RICHSTONE
Retired Chief Financial Officer, Rohr Aerospace
Committee Memberships:
Audit (Chair)
Nominating and Corporate Governance
Other Public Boards:
Cognition Therapeutics (since 2021); Orion Energy Systems, Inc. (since 2017); eMagin Corp. (2014-2023)

Experience: Ms. Richstone served as the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace, a Fortune 500 aerospace company. From 2002 to 2004, she was the President and Chief Executive Officer of the Entrepreneurial Resources Group, an executive management firm. Her operating experience was predominantly at technology companies including computer hardware, software, telecommunications, and semiconductor companies. Ms. Richstone serves on the board of the National Association of Corporate Directors (NACD) in New England, as well as other non-profit organizations. She was named as an NACD Board Leadership Fellow in 2018, a Top 100 Director in 2020, and became NACD Director Certified in 2024. Ms. Richstone was awarded the first annual Distinguished Director Award from the American College of Corporate Directors (ACCD) in 2013 and holds an Executive Master's Certification in Director Governance from the ACCD.
Ms. Richstone received a B.A. from Scripps College in Claremont, California and a Master of Law and Diplomacy in International Business from the Fletcher School of Law and Diplomacy at Tufts University.
Reasons for Nomination:Ms. Richstone provides extensive financial, accounting, treasury, internal controls, risk management, cybersecurity, technology and global business experience acquired through various Chief Financial Officer roles at public and private companies over a 25-year period. Ms. Richstone also brings significant public company board, audit committee and corporate governance experience.

2025 Proxy Statement | 9

Proposal No. 1 • Vote Required

Vote Required
Each director nominee must receive the affirmative vote of a plurality of the votes cast to be elected, meaning that the eight persons receiving the highest number of “yes” votes will be elected as directors. You may vote in favor of or withhold your vote as to all or any of the nominees. Proxies may not be voted for more than the eight directors, and stockholders may not cumulate votes in the election of directors. In an uncontested election, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee and the Board would then decide whether to accept the tendered resignation.
Recommendation of the Board

The Board recommends a vote “FOR” the eight nominees for election as Director named above. Proxies solicited by the Board will be voted “FOR” all of Superior’s eight nominees unless stockholders specify a contrary vote.

10 | Superior Industries International, Inc.

Board Structure and Committee Composition • Board Structure and Leadership

BOARD STRUCTURE AND COMMITTEE COMPOSITION
Board Structure and Leadership
The roles of Board Chair and Chief Executive Officer are separate. The Board believes separating the roles of Board Chair and Chief Executive Officer allows our Chief Executive Officer to focus on developing and implementing the Company’s strategic business plans and managing the Company’s day-to-day business operations and allows our Board Chair to lead the Board in its oversight and advisory roles. As a result of the many responsibilities of the Board and the significant amount of time and effort required by each of the Board Chair and Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and improves the Company’s prospects for success.
Superior’s Corporate Governance Guidelines provide the Board with flexibility to select the appropriate leadership structure depending on then-current circumstances. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of Superior’s stockholders. If the Board Chair is not an independent director, the Board will appoint one of the directors to serve as the Lead Independent Director.
Director Independence
The Board believes that a substantial majority of its members should be independent, non-employee directors. Mr. Abulaban, our President and Chief Executive Officer, is the only non-independent director. The Board has determined that its non-employee directors meet the requirements for independence under the New York Stock Exchange (the “NYSE”) listing standards. Furthermore, the Board limits membership of the Audit, Human Capital and Compensation and Nominating and Corporate Governance Committees to independent directors.
Audit Committee Financial Experts
The Board has determined that both Ms. Richstone and Mr. Bruynesteyn qualify as audit committee financial experts, as defined under the Securities Exchange Act of 1934, as amended, and that each member of the Audit Committee is financially literate and meets the independence rules required for Audit Committee members by the Securities and Exchange Commission.

2025 Proxy Statement | 11

Board Structure and Committee Composition • Board Composition

Board Composition
The table below summarizes some of the experience, qualifications, attributes and skills of our director nominees. This high-level summary is not intended to be an exhaustive list of each of our director nominee’s skills or contributions to the Board; we look to directors to be knowledgeable in these areas as they relate to Superior. We have identified below the areas in which each director has specific expertise that he or she brings to the Board.

Skills & Experience	Abulaban	Bruynesteyn	Giromini	Guo	Humphries	McQuay	Petito	Richstone
Automotive Industry	●	●	●		●	●		●
Global / International	●	●	●	●	●			●
Strategy Development & Execution / M&A	●	●	●	●	●	●	●	●
Finance / Treasury (★Qualified Financial Expert)	★	★	★		★	★	★	★
Capital Markets	●	●	●			●	●	●
CEO or Division President	●		●		●			●
Public Company	●	●	●		●	●	●	●
Public Company CEO	●		●					
Supply Chain / Commodities Management	●		●		●			●
Diverse Manufacturing	●		●		●			
Materials Science / Engineering	●		●		●			
Sales / Marketing	●		●		●			●
IT / Cybersecurity	●		●		●			●
Human Capital Development	●	●	●		●		●	●
Governmental / Regulatory Compliance	●		●	●	●	●		●
Risk Management	●	●	●	●		●		●
Environmental / Sustainability	●	●	●		●	●	●	●
Diversity	●			●				●

12 | Superior Industries International, Inc.

Board Structure and Committee Composition • Meetings and Attendance

Meetings and Attendance
Directors are expected to attend meetings of the Board, the committees on which they serve, and the annual meeting of stockholders. During 2024, all of the directors attended at least 75% of the total number of meetings of the Board and the committees on which each such director served. Seven of our eight directors attended the Annual Meeting of Stockholders.
Executive Sessions of the Board
The independent directors met in executive session without the presence of management at each regularly scheduled Board and committee meeting in 2024. Our Board Chair, Mr. McQuay, presided over executive sessions of the independent directors in Board meetings, and the respective committee Chairs presided over executive sessions of the independent directors in committee meetings.
Annual Board and Committee Self-Evaluations
On an annual basis, the directors complete a self-evaluation of the Board and each committee on which they serve that elicits feedback on the performance and effectiveness of the Board and its committees. As part of this self-evaluation, the directors are asked to consider the Board’s role, relations with management, composition and meetings. Each committee is asked to consider its role and the responsibilities set forth in the committee charter, the composition of the committee and the committee meetings.
Director Selection
The Nominating and Corporate Governance Committee recommends individuals for membership on the Board. The Nominating and Corporate Governance Committee considers a candidate’s character and expertise, performance, personal characteristics, diversity (inclusive of gender, race, ethnicity and age) and professional responsibilities, and also reviews the composition of the Board relative to the long-term business strategy and the challenges and needs of the Board at that time. The Board is committed to searching for the best available candidates to fill vacancies and fully appreciates the value of diversity, viewed in its broadest sense, including gender, race, ethnicity, experience, leadership qualities, and education when evaluating prospective candidates. The Nominating and Corporate Governance Committee uses the same selection process and criteria for evaluating all nominees.
Ensuring the Board is composed of Directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of shareholders, is a top priority of the Board and the Nominating and Corporate Governance Committee. The Board is strong in its collective knowledge and diversity of experiences in terms of accounting and finance, acquisitions, capital markets, management and leadership, vision and strategy, human capital management, operations and manufacturing, sales and marketing, information systems and cybersecurity, risk assessment, industry knowledge and corporate governance, among others. Board meetings are conducted in an environment of trust and confidentiality, open dialogue, mutual respect and constructive commentary. The Nominating and Corporate Governance Committee retains the services of independent executive search firms to help identify director prospects, perform candidate outreach, assist in reference and background checks, and provide other related services and also receives candidate recommendations from members of the Board. The recruiting process typically involves contacting a prospect to gauge his or her interest and availability after which a candidate meets with members of the Nominating and Corporate Governance Committee. References for the candidate are contacted, and a background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

2025 Proxy Statement | 13

Board Structure and Committee Composition • Director Selection

Board Refreshment
The Nominating and Corporate Governance Committee values Board refreshment for the additional skills, experience and insight new directors can add to the Board. Two new directors joined the Board in 2024, and our average director tenure of seven years provides a desirable balance between experienced directors with historical knowledge of the Company and industry and new directors who bring fresh experience and perspectives. Since 2020, the Board appointed new Chairs to two of the three standing committees.
Committees of the Board
Superior has three standing committees: the Audit Committee, the Human Capital and Compensation Committee and the Nominating and Corporate Governance Committee, each of which has a written charter approved by the Board. A copy of each charter can be found in the Investor Relations section of our website.

AUDIT COMMITTEE
Members: Ellen B. Richstone, Chair Michael R. Bruynesteyn Paul J. Humphries Meetings in 2024: 9

The Audit Committee is responsible for:

Oversight of the financial statements and other financial information t provided to stockholders and others

Reviewing the system of internal controls, including oversight of the Internal Audit function

Engaging the registered independent public accounting firm, reviewing its scope and pre-approving the audit and permissible non-audit services it will provide

Overseeing Superior’s accounting and financial reporting processes and the audits of Superior’s financial statements

Overseeing and monitoring treasury, insurance and tax matters

Oversight of risk-related matters broadly, including Superior’s enterprise risk management program, cybersecurity and compliance program

Overseeing execution of the Company’s environmental, social, and governance (“ESG”) practices

Overseeing employee reports made through the ethics line and other reporting channels

14 | Superior Industries International, Inc.

Board Structure and Committee Composition • Committees of the Board

HUMAN CAPITAL AND COMPENSATION COMMITTEE
Members: Paul J. Humphries, Chair Michael R. Bruynesteyn Richard J. Giromini Meetings in 2024: 6

The Human Capital and Compensation Committee is responsible for:

Reviewing the performance and development of Superior’s Chief Executive Officer (or “CEO”) and management in achieving corporate goals and objectives

Reviewing and recommending to the Board the compensation of the Chief Executive Officer

Reviewing and approving the Company’s compensation to other executive officers and key employees

Reviewing and approving the Company’s compensation philosophy to help ensure that it promotes stockholder interests, supports the Company’s strategic and tactical objectives, and provides appropriate rewards and incentives for management and employees

Reviewing compensation-related risk management

Reviewing and recommending to the Board the compensation of non-employee directors

Conducting an annual review of management development, retention programs, succession planning and diversity and inclusion efforts

Overseeing the Company’s policies on hedging and pledging of Company stock, and director and officer stock ownership requirements

Reviewing employee health and safety initiatives

Oversight of the Compensation Clawback Policy

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: Richard J. Giromini, Chair Deven H. Petito Ellen B. Richstone Meetings in 2024: 7

The Nominating and Corporate Governance Committee is responsible for:

Establishing criteria for Board membership based on skills, experience and diversity

Assisting the Board in identifying qualified individuals to become directors

Recommending to the Board increases or decreases in the size of the Board, qualified director nominees for election at the stockholders’ annual meeting, membership on the Board committees and Board and committee Chairs

Reviewing, recommending and overseeing policies and procedures relating to director and board committee nominations and corporate governance policies

Overseeing new director orientation and director continuing education programs

Overseeing the annual self-evaluation of the Board’s performance

2025 Proxy Statement | 15

Corporate Governance Principles and Board Matters • Corporate Governance Highlights

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Superior is committed to implementing and maintaining sound corporate governance principles. Information regarding Superior’s corporate governance initiatives can be found on our website, including Superior’s Corporate Governance Guidelines, Superior’s Code of Conduct and the charter for each committee of the Board. The corporate governance pages can be found by clicking on Corporate Governance in the Investor Relations section of our website at www.supind.com.
Corporate Governance Highlights
Our Board maintains principles that promote the best interests of our stockholders, including:
•	Requirement that at least a majority of the Board be independent
•	“Plurality-plus vote” policy in uncontested elections of directors with a director resignation policy
•	Availability of proxy access
•	Separation of the Board Chair and Chief Executive Officer roles
•	Annual election of all directors
•	All committees are comprised entirely of independent directors
•	Annual Board and committee self-evaluations
•	Limit on the number of additional public directorships to three for non-employee directors and one for executive directors
•	Independent directors meet regularly without management present
•	Robust stock ownership requirement for non-employee directors and executive officers
•	Code of Conduct reviewed annually by the Board, and affirmed annually by all employees and directors
•	Ethics line available for all employees to report activities they believe violate the Company’s Code of Conduct or policies
•	No waivers of Code of Conduct for any director or executive officer
•	Anti-hedging and anti-pledging policies in place
•	Stockholders have the right to call special meetings
•	No poison pill in place

16 | Superior Industries International, Inc.

Corporate Governance Principles and Board Matters • Succession Planning

Succession Planning
As part of our succession planning process, the Board and Human Capital and Compensation Committee regularly review the Chief Executive Officer's and senior management team’s experience, skills, competence, and potential to determine which executives have the ability to lead and achieve the Company’s goals. Directors personally assess candidates by engaging with potential successors at Board and committee meetings, as well as in less formal settings.
The Role of the Board in Risk Oversight
The Board and its committees oversee the Company’s risk profile. With this oversight, Superior has implemented practices and programs designed to help manage the risks to which Superior is exposed in its business and to align risk-taking appropriately with its efforts to increase stockholder value. The Board exercises direct oversight of strategic risk areas not delegated to one of the Board’s committees. The risk oversight responsibilities of the Board and committees are summarized below.

Board:
• Strategic Planning	• Enterprise Risk Management	• ESG Strategy
• Budget & Long-Term Planning	• Cybersecurity	• Innovation / Technology
• Product Safety & Quality	• Strategic Investments	• Litigation / Intellectual Property
• Health & Safety	• Ethics, Integrity & Culture	• Directors and Officers Insurance
• Geopolitical Issues	• Industry Competition	• Economic and Social Trends

Audit Committee	Human Capital & Compensation Committee	Nominating & Corporate Governance Committee
•
Enterprise Risk Management
Process
•
Financial Statements and
Reporting
•
Tax and Liquidity Management
•
Corporate Policies and Controls
•
Independent and Internal Audit
•
ESG Execution
•
Environmental Practices
•
Cybersecurity and Data Privacy
•
Business Continuity
•
Legal, Regulatory and Compliance
•
Supply Chain
•
Insurance Coverage

•
Compensation and Benefits
Programs
•
Executive Compensation,
Performance and Risk
•
Executive Officer Succession Planning
•
Employee Relations / Workforce
Policies and Practices
•
Advises Board on CEO
Performance and Compensation
•
Talent Recruitment,
Development and Retention
•
Diversity & Inclusion
•
Employee Health & Safety

•
Board Independence,
Composition, Diversity and
Refreshment
•
Director Succession Planning
•
Committee Charters and
Membership
•
Code of Conduct, including Anti-
Corruption, Antitrust and Human
Rights Policies
•
Corporate Governance Standards
•
Board Effectiveness
•
Director Orientation and
Education

Each committee reports regularly to the full Board on its activities. In addition, the Board participates in regular discussions with Superior’s senior management on many subjects in which risk oversight is an inherent element, including strategy, finance, legal, public policy, geopolitics, competition, and disruption.
Enterprise Risk Management Program:
Superior’s management team is responsible for day-to-day risk management and Superior’s Enterprise Risk Management program (ERM). ERM supports the Company’s strategy and decision-making through consideration of our Company’s culture, capabilities and practices and the impact of external requirements, threats and developments. Integrating ERM into Superior’s annual and day-to-day decision-making enables Superior to seize opportunities and avoid, mitigate or transfer risk, resulting in more resilient, effective and efficient operations.

2025 Proxy Statement | 17

Corporate Governance Principles and Board Matters • The Role of the Board in Risk Oversight

Cybersecurity
The Board maintains overall oversight of cybersecurity risk, and the Audit Committee provides direct oversight of the Company’s activities to prevent, detect and respond to information security threats. Utilizing the National Institute of Standards and Technology cybersecurity framework, the Chief Information Officer provides quarterly updates to the Audit Committee on cybersecurity risk management, including the latest risk assessment, action plan status and metrics. The Audit Committee regularly briefs the full Board on these matters. In addition, the Chief Information Officer provides an annual report to the Board on the Company’s cybersecurity plan and key activities.
Corporate Governance Guidelines
The Board believes in sound corporate governance practices and has adopted Corporate Governance Guidelines, which set forth the corporate governance practices for our Company. The Corporate Governance Guidelines are available on our website, www.supind.com, under Corporate Governance in the Investor Relations tab.
Code of Conduct
The Company’s Code of Conduct applies to all employees and directors, including the principal executive officer, principal financial officer, principal accounting officer and controller, or people performing similar functions. The Audit Committee oversees compliance with the Code of Conduct. Our Code of Conduct is posted on our website, www.supind.com, under Corporate Governance in the Investor Relations tab.
Sustainability
Superior is committed to environmental sustainability, social responsibility, and good governance practices, which enable us to serve the needs of our customers, employees and communities, while building long-term value in the Company and enhancing stockholder value. Superior’s commitment is reflected in our Company values of Integrity, Teamwork, Customer Focus, Continuous Improvement and Diversity and Inclusion. We are committed to safety in our workplaces, integrity in the conduct of our business, sustainability in our operations and products and supporting our people in the global communities in which we live and work. We also expect our suppliers of goods and services to share our commitment to social responsibility and ethical conduct.
The Board of Directors establishes the Company’s philosophy on environmental, social and governance (“ESG”) activities, and execution of the Company’s ESG strategy is overseen by the Audit Committee, with specific focus on environmental and climate oversight. Our other Board committees also oversee discrete sustainability matters from a strategic and risk perspective. For example, the Human Capital and Compensation Committee discusses people, talent, diversity and inclusion and stewardship outreach to stockholders, and the Nominating and Corporate Governance Committee oversees revisions to the Company’s Code of Conduct, board governance and stockholder rights, as well as board composition and refreshment.
On a management level, ESG efforts are led by an Executive Steering Committee led by our CEO. Our Chief Human Resources and Sustainability Officer works with our Operations and Commercial leaders to develop and implement ESG and Sustainability initiatives throughout the company.

18 | Superior Industries International, Inc.

Corporate Governance Principles and Board Matters • Sustainability

Superior published its 2023 Sustainability Report in December 2023, detailing the Company’s ESG achievements and long-term goals, referencing Global Reporting Initiative Standards and the Sustainable Accounting Standards Board and UN Sustainable Development Group frameworks. Superior is a signatory to the UN Global Compact, demonstrating our commitment to support human rights, labor standards, environmental protection and the fight against corruption. In addition, Superior participates in reporting for our global operations through EcoVadis and CDP in the categories of climate change and water security.

These four pillars guide how we interact with our employees, customers, stockholders and the communities in which we operate as we continue our journey towards greater sustainability.

2025 Proxy Statement | 19

Compensation of Directors • General

DIRECTOR COMPENSATION
General
Superior uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Superior does not provide any perquisites to its non-employee directors. The Human Capital and Compensation Committee annually reviews the compensation arrangements and compensation policies for non-employee directors. The Human Capital and Compensation Committee reviews market data compiled by Meridian Compensation Partners, LLC, its executive compensation consultant (“Meridian”) to assist in assessing total non-employee director compensation. Our Human Capital and Compensation Committee is guided by three goals: (i) compensation should fairly pay directors for work required in a company of Superior’s size and scope; (ii) compensation should align directors’ interests with the long-term interests of Superior’s stockholders; and (iii) the structure of the compensation should be clearly disclosed to Superior’s stockholders.
Our directors (other than Mr. Abulaban and Mr. Guo, who do not receive compensation for their service on the Board) received the following annual compensation for service in 2024, which is paid in cash and time-based restricted stock units (“RSUs”). The Board Chair receives an annual retainer of $150,000 and all other directors receive an annual cash retainer of $70,000. In 2024, non-employee directors received the following additional annual compensation for service as committee members and committee chairs:

Committee	Additional Committee Membership Compensation ($)	Additional Committee Chair Compensation ($)
Audit	12,000	20,000
Human Capital and Compensation	8,000	15,000
Nominating and Corporate Governance	8,000	15,000

In addition to the annual retainer, an annual grant of RSUs with a target value of $140,000 (calculated using the average closing price of the Company’s stock for the previous 20 trading days) is made on or near the date of each annual meeting of stockholders and vests one year following the grant date. On May 22, 2024, all of our non-employee directors then serving were granted 37,338 RSUs, which had a grant date fair value of $140,000. Non-employee directors do not receive any compensation but are reimbursed for their expenses in attending meetings. No cash fees are payable for attendance at Board or committee meetings.
As of December 31, 2024, each then-serving director had 37,338 unvested RSUs, with the exception of Mr. Petito who joined the Board on January 11, 2024 and held 53,542 unvested RSUs and Mr. Guo, who does not receive any compensation or RSUs for his Board service. The Board has adopted an amended and restated stock ownership policy (the “Stock Ownership Policy”) for non-employee directors. The Stock Ownership Policy requires each non-employee director to own shares of Superior’s common stock having a value equal to at least five times the non-employee director’s annual cash retainer, with a five-year period to attain that ownership level. In addition, non-employee directors must retain 100% of shares acquired and net shares received upon exercise or vesting until they are in compliance with the required ownership level. For 2024, all non-employee directors were in compliance with the Stock Ownership Policy.

20 | Superior Industries International, Inc.

Compensation of Directors • 2024 Total Compensation

2024 Total Compensation
The table below shows the cash and equity compensation paid to each non-employee director in 2024:
2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Raynard D. Benvenuti(2)	38,000	0	38,000
Michael R. Bruynesteyn	86,667	140,000	226,667
Richard J. Giromini	89,667	140,000	229,667
Michael Guo (3)	0	0	0
Paul J. Humphries	93,667	140,000	233,667
Ransom A. Langford (3)	0	0	0
Timothy C. McQuay	156,667	140,000	296,667
Deven H. Petito	66,667	192,500	259,167
Ellen B. Richstone	94,667	140,000	234,667

(1)
Reflects the aggregate grant date fair value of RSUs granted to each non-employee director computed in accordance with FASB ASC 718 and based on the fair market value of Superior’s common stock on the date of grant. All such RSUs vest in full on the annual anniversary of the grant date. As of December 31, 2024, each of our non-employee directors held 37,338 unvested RSUs, with the exception of Mr. Petito who held 53,542 unvested RSUs, 16,204 of which he received when he joined the Board on January 11, 2024, which vested on January 11, 2025, plus 37,338 RSUs he received on May 24, 2024, which will vest on May 24, 2025.

(2)	Mr. Benvenuti retired May 22, 2024 and did not stand for re-election to the Board at the 2024 Annual Meeting of Stockholders.
(3)
Mr. Guo does not receive compensation from the Company for his service on the Board or any committees of the Board. Mr. Langford resigned from the Board effective April 10, 2024 and did not receive compensation from the Company for his Board service.

2025 Proxy Statement | 21

Proposal No. 2 • Amendment and Restatement of the Equity Incentive Plan

PROPOSAL NO. 2
APPROVAL OF THE THIRD AMENDMENT AND RESTATEMENT OF THE SUPERIOR INDUSTRIES INTERNATIONAL, INC. 2018 EQUITY INCENTIVE PLAN, AS AMENDED
The Superior Industries International, Inc. 2018 Equity Incentive Plan (the “2018 Equity Plan”) was approved by our stockholders on May 7, 2018. The first amendment to the 2018 Equity Incentive Plan was approved by stockholders on May 25, 2021 (the “First Amendment”).and the second amendment to the 2018 Equity Plan was approved by stockholders on May 17, 2023 (the “Second Amendment”).
Principal Changes in the Proposed Plan from the 2018 Equity Plan and Prior Amendments
The principal changes in the Proposed Plan are summarized as follows:
•	Increase in Pool of Shares Authorized for Issuance. Total cumulative shares that may be issued under the Proposed Plan would be increased by 1,700,000 shares.
•
Increase in Incentive Stock Option Limit. The Proposed Plan correspondingly increases the limit on shares that may be issued or transferred upon the exercise of incentive stock options granted under the Proposed Plan, during its duration (as described below), by 1,700,000 shares.

The long term incentives we offer employees pursuant to the 2018 Equity Plan have been an effective compensation tool component enabling us to attract and retain highly qualified employees and non-employee directors and the 2018 Equity Plan provides an incentive that aligns the economic interests of plan participants with those of our stockholders. The 2018 Equity Plan originally authorized the issuance, pursuant to equity-based incentive compensation awards, of up to 4,350,000 shares of our common stock. The First Amendment to the 2018 Equity Plan authorized an additional 2,000,000 shares of our common stock and the Second Amendment authorized an additional 3,400,000 shares. As of March 27, 2025, the record date for the Annual Meeting, there were 1,615,803, shares of our common stock remaining available for further issuance of future grants under the 2018 Equity Plan.
The Human Capital and Compensation Committee has authorized, and the Board has approved, the Third Amendment and Restatement of the 2018 Equity Plan, as amended, subject to approval by the Company’s stockholders, primarily to increase the number of shares of our common stock available for issuance pursuant to awards granted thereunder by 1,700,000 shares, subject to the share counting rules and adjustment provisions described below. If the Proposed Plan is approved by stockholders, it will be effective as of the day of the Annual Meeting, and future grants will be made on or after such date under the Proposed Plan. If the Proposed Plan is not approved by our stockholders, then it will not become effective, no awards will be granted under the Proposed Plan, and the 2018 Equity Plan and its First and Second Amendments will continue in accordance with their terms as previously approved by our stockholders. The full text of the Proposed Plan is attached as Appendix B.
The Board believes that approval of the Proposed Plan is necessary and desirable and will enable the Company to continue to provide market competitive total compensation opportunities to eligible employees, consultants and non-employee directors.
The Proposed Plan will continue to incorporate the following compensation best practices:
•
No Liberal Share Recycling Provisions. Only applicable shares regarding awards that expire, or are forfeited, cancelled, unearned in full or settled in cash will again be available for issuance under the Proposed Plan. The following shares will not be added back to the aggregate plan reserve: (i) the number of shares with respect to which an award is granted (except as previously noted); (ii) shares not issued or

22 | Superior Industries International, Inc.

Proposal No. 2 • Amendment and Restatement of the Equity Incentive Plan

delivered as a result of the net settlement of an outstanding option or Stock Appreciation Right (“SAR”), (iii) shares used to pay the exercise price or withholding taxes related to an outstanding option or SAR, (iv) shares repurchased on the open market with the proceeds of the exercise price of an option, or (v) shares surrendered, withheld or otherwise used to cover taxes due upon the vesting of an award.
•
No Repricing. Repricing of stock options and SARs (including reduction in the exercise price of stock options or replacement of an award with cash or another award type) is prohibited without prior stockholder approval.

•
Option Exercise Price. The exercise price of stock options and SARs may not be less than 100% of fair market value on the date of grant, except for stock options and SARs assumed in connection with the acquisition of another company.

•
Limitation on Amendments. No material amendments to the Proposed Plan can be made without stockholder approval as required by applicable NYSE rules, such as any such amendment that would materially increase the number of shares reserved or the per-participant award limitations under the Proposed Plan, or that would diminish the prohibitions on repricing stock options or SARs granted under the Proposed Plan.

•	Compensation Recovery Policy. Awards under the Proposed Plan are subject to the Company's Compensation Clawback Policy.
When considering the number of shares to add to the Proposed Plan, the Human Capital and Compensation Committee reviewed, among other things, the potential dilution to the Company’s current stockholders. The Human Capital and Compensation Committee anticipates that the 1,700,000 additional shares requested for the Proposed Plan (together with the shares available for new award grants under the 2018 Equity Plan, as amended, and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the Proposed Plan through about 2027. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants from year-to-year may change based on a number of variables, including, without limitation, the value of our common stock, changes in compensation practices, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, the need to attract, retain and incentivize key employees, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards. The Human Capital and Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Proposed Plan while minimizing stockholder dilution.
Update as of March 27, 2025
As of March 27, 2025, there were approximately 29,753,837 shares of our common stock outstanding, and there were 1,156,470 shares of our common stock outstanding subject to outstanding awards (approximately 3.9% of the outstanding shares of our common stock, reflecting simple dilution). The total shares subject to awards include 1,156,470 outstanding Full Value Awards – both time-based RSUs and performance-based RSUs based on target performance (approximately 3.4% of outstanding shares).
As of March 27, 2025, there are 1,615,803 shares of our common stock available for future awards under the 2018 Equity Plan, or approximately 5.4% of outstanding shares of common stock. There are no available shares under any other equity plan. The 1,615,803 available shares under the 2018 Equity Plan plus the 1,156,470 shares subject to outstanding awards represents a current overhang percentage of 8.1%.
The proposed 1,700,000 additional shares of our common stock available for awards under the Proposed Plan, represent approximately 5.7% of our outstanding shares of common stock. This reflects simple dilution if the Proposed Plan is approved. The 1,156,470 total shares of our common stock subject to outstanding awards, plus the 1,615,803 shares of our common stock that remain available, plus the 1,700,000 additional shares, represent an approximate total overhang of 4,472,273 shares (approximately 13.1% reflecting the total fully diluted overhang).

2025 Proxy Statement | 23

Proposal No. 2 • Amendment and Restatement of the Equity Incentive Plan

Our restated articles of incorporation authorize the issuance of 100,000,000 shares of common stock. There were 29,753,837 shares of our common stock issued and outstanding as of March 27, 2025, the record date for the Annual Meeting, and the closing price of a share of our common stock as of that date was $2.39.
The following table summarizes information regarding stock settled, time-vested equity awards, and performance- based equity awards earned, over the last three fiscal years:

	2022	2023	2024
Stock Options/SARs Granted	0	0	0
Stock-Settled Time-Vested Restricted Shares/Units Granted	515,491	687,781	621,524
Stock-Settled Performance-Based Shares/Units Earned	719,659	1,016,574	605,150
Weighted-Average Basic Common Shares Outstanding	26,839,000	27,882,000	28,691,000	3-Year Average
Weighted Average Basic Share Usage Rate	4.60%	6.11%	4.28%	5.00%

We granted Stock-Settled Performance-Based Shares of 667,345 units in 2022, 1,222,839 units in 2023, and 1,081,216 units in 2024.
The increase in our burn rate in 2023 was due, in large part, to available shares granted to our management team as well as the vesting of 2020 granted PRSUs in 2023. Our stock price was $2.04 as of December 31, 2024 and $2.39 on March 27, 2025.
We believe our future success continues to depend in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Proposed Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our employees and directors. The use of stock as part of our compensation program is also important because equity-based awards continue to be an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance. If the Proposed Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the long-term interests of our stockholders. Replacing equity awards with cash would also increase cash compensation expense and use cash that could otherwise be better utilized.
The Human Capital and Compensation Committee believes that it has demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.
Summary of the Proposed Plan
The material features of the Proposed Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Proposed Plan, which is attached to this Proxy Statement as Appendix B.
Plan Purpose. The Proposed Plan is intended to advance the interests of our stockholders by encouraging officers, directors, employees and certain consultants to acquire an ownership interest in the Company, enable the Company to attract, motivate and retain qualified individuals to serve as officers, directors, employees and consultants through opportunities for equity participation in the Company, reward those individuals who contribute to the achievement of our financial and strategic business goals and create long-term stockholder value through equity-based compensation.

24 | Superior Industries International, Inc.

Proposal No. 2 • Amendment and Restatement of the Equity Incentive Plan

The Company believes that equity is a key element of the Company’s compensation package because equity awards encourage loyalty to the Company and align the interests of officers, directors, employees and consultants directly with those of the Company’s stockholders. The Proposed Plan will allow the Company to continue to provide these individuals with equity incentives that are competitive with those companies with which the Company competes for talent. Without the approval of the Proposed Plan, the Company will not be able to meet its future anticipated needs for stock incentive awards.
Administration. The Proposed Plan is administered by the Human Capital and Compensation Committee of our Board, also referred to as the administrator. However, our full Board of Directors may at any time act on behalf of the Human Capital and Compensation Committee and serve as the administrator. The administrator has the authority to select participants under the Proposed Plan, determine terms and conditions of awards, interpret the provisions of the Proposed Plan; to make, change and rescind rules and regulations relating to the Proposed Plan; and to change or reconcile any inconsistency in any award or agreement covering an award. To the extent consistent with applicable law, the Board has discretion to delegate its authority under the Proposed Plan to a sub-committee of the Board consisting of one or more executive officers (with respect to awards to participants other than executive officers) or, in connection with nondiscretionary administrative duties, to other parties as it deems appropriate.
Except in connection with equity restructurings and other situations where share adjustments are specifically authorized, the Proposed Plan prohibits the administrator from repricing any outstanding “underwater” stock option or SAR without prior approval of our stockholders. For these purposes, “repricing” includes amending the terms of an underwater option or SAR to lower the exercise price, canceling an underwater option or SAR and granting exchanges.
Eligible Participants. The Human Capital and Compensation Committee may grant awards to any employee, officer, consultant or non-employee director of the Company or its affiliates. The selection of participants will be based upon the Human Capital and Compensation Committee’s determination that the participant is in a position to contribute materially to our continued growth and development and to our long-term financial success. The number of eligible participants in the Proposed Plan varies from year to year. As of March 27, 2025, there were approximately 6,400 persons employed by or otherwise in the service of the Company, including six executive officers and seven non-employee directors, who would be eligible to receive awards under the Proposed Plan at the discretion of the administrator. The basis for participation in the Proposed Plan by eligible persons is the selection of such persons for participation by the Human Capital and Compensation Committee (or its proper delegate) in its discretion.
To assure the viability of awards granted to participants employed or residing in foreign countries, the Human Capital and Compensation Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Human Capital and Compensation Committee may approve such supplements or amendments to, or subplans of, the Proposed Plan as it determines is necessary or appropriate for such purposes. Any such supplement, or amendment or subplan that the Human Capital and Compensation Committee approves for purposes of using the Proposed Plan in a foreign country will not affect the terms of the Proposed Plan for any other country.
Available Shares. Subject to adjustment as described in the Proposed Plan, plus the Proposed Plan share counting rules, the number of shares of our common stock authorized under the Proposed Plan is 11,450,000, which includes 2,000,000 shares approved in 2021, 3,400,000 shares approved in 2023 and an additional 1,700,000 shares to be approved in 2025. Of these shares, we expect that only 1,615,803 plus 1,700,000 shares will be available for new grants under the Proposed Plan, subject to its share counting rules. This pool of shares may be used for all types of equity awards available under the Proposed Plan. If the proposed amendment is approved, all shares available for issuance under the Proposed Plan may be issued in the form of full-value awards, as described in more detail below. The shares of common stock covered by the Proposed Plan are authorized but unissued shares or shares currently held (or subsequently acquired) by the Company as treasury shares.

2025 Proxy Statement | 25

Proposal No. 2 • Amendment and Restatement of the Equity Incentive Plan

Shares of common stock that are issued under the Proposed Plan or that are potentially issuable pursuant to outstanding awards will reduce the maximum number of shares remaining for issuance under the Proposed Plan by one share for each share issued or issuable pursuant to an Award.
In general, if an award granted under the Proposed Plan expires, is canceled, is unearned in full or terminates without the issuance of shares, or if shares are forfeited under an award, then such shares will again be available for issuance under the Proposed Plan.
Types of Awards
Awards under the Proposed Plan may include stock options, SARs, restricted stock, restricted stock units, performance awards and other stock-based awards. The Human Capital and Compensation Committee may grant any type of award to any participant who is an employee, and only employees of the Company and our subsidiaries may receive grants of incentive stock options. All awards granted under the Proposed Plan are subject to a one-year minimum vesting or performance period, provided that the Human Capital and Compensation Committee can permit acceleration of vesting, including in the event of a participant’s death, disability, retirement or a change in control. The Human Capital and Compensation Committee can grant awards covering no more than 5% of the total shares authorized for issuance under the Proposed Plan without respect to the minimum vesting requirement.
Stock Options. The Human Capital and Compensation Committee may grant to a participant options to purchase our common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the number of shares, exercise price, vesting periods, and other conditions on exercise, will be determined by the administrator.
The per share exercise price for stock options will be determined by the administrator in its discretion but may not be less than the fair market value of the common stock on the date when the stock option is granted (apart from substitute awards as described in the Proposed Plan). Stock options must be exercised within a period fixed by the administrator that may not exceed ten years from the date of grant.
At the administrator’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, in shares of common stock held by the participant (including by attestation), by withholding a number of shares otherwise deliverable upon exercise of the option, or in any manner acceptable to the administrator (including one or more forms of broker-assisted “cashless” exercise).
Stock Appreciation Rights. The administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The payment upon exercise of a SAR may be made in cash, shares of common stock, or any combination thereof, as approved by the administrator in its sole discretion.
The per share exercise price of a SAR will be determined by the administrator in its discretion, but may not be less than 100% of the fair market value of one share of our common stock on the date when the SAR is granted (apart from substitute awards as described in the Proposed Plan). SARs must be exercised within the period fixed by the administrator that may not exceed ten years from the date of grant.
Restricted Stock and Restricted Stock Units. The administrator may award to a participant shares of common stock subject to specified restrictions (“restricted stock”). Shares of restricted stock are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified vesting period and/or attainment of specified Company performance objectives over a specified performance period.

26 | Superior Industries International, Inc.

Proposal No. 2 • Amendment and Restatement of the Equity Incentive Plan

The administrator may also award to a participant restricted stock units (“RSUs”), each representing the right to receive in the future, in cash and/or shares of our common stock as determined by the administrator, the fair market value of a share of common stock subject to the achievement of one or more goals relating to the completion of a specified period of service by the participant and/or the achievement of specified performance or other objectives.
Other Stock-Based Awards. The administrator may make grants of other stock-based awards to participants and may determine the terms and conditions of such awards, consistent with the Proposed Plan.
Performance Awards. Any option, SAR, award of restricted stock or RSUs or other stock-based award may be granted with performance-based vesting conditions.
Dividend and Dividend Equivalents. The administrator may provide for the payment of dividends or dividend equivalents on restricted stock awards, other stock-based awards or RSUs under the Proposed Plan. Dividends and dividend equivalents are not permitted in connection with stock options and SARs. Dividends, distributions and comparable dividend equivalents paid with respect to unvested awards will be subject to the same restrictions as the underlying awards and will only be paid if and when the underlying awards vest.
Transferability
Awards are generally not transferable other than by will or the laws of descent and distribution, unless the administrator allows a participant to designate in writing a beneficiary to exercise the award or receive payment under an award after the participant’s death. However, participants may make limited transfers in connection with qualified domestic relations orders or certain gifts to immediate family members or related trusts or foundations. Transfers of awards for value are not permitted.
Adjustments
The number and kind of shares authorized for grant under the Proposed Plan, the award limits, the number and kind of shares covered by each outstanding award, and the per share exercise price of each such option or SAR, plus all other award terms, will be equitably adjusted in connection with any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, spin-off, stock dividend, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company, other than a conversion of convertible securities. In addition, in the event of any such transaction or event or in the event of a change in control of the Company, the administrator may provide in substitution for any or all outstanding awards under the Proposed Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. Options or SARs with an exercise price greater than the consideration offered in connection with any such transaction or event or change in control may be cancelled without any payment to the person holding such option or SAR. The administrator shall make such adjustments as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction, and its determination in that respect shall be final, binding and conclusive.
Change in Control of the Company
If a change in control of our Company occurs that involves a corporate transaction, the consequences will be as described in this section unless the administrator provides otherwise in an applicable employment, retention, change in control, severance, award or similar agreement.
The successor or purchaser in the change in control transaction may assume an award or provide a substitute award with similar terms and conditions, and preserving the same benefits, as the award it is replacing. If the awards are not so assumed or replaced, then, as of the date of the change in control, (i) each outstanding stock option or SAR will become fully vested and exercisable; (ii) all service-based restrictions and conditions on any outstanding awards will lapse; and (iii) performance-based awards will be deemed to have been earned as of the date of the change in control based upon an assumed achievement of all relevant performance goals at the target level.

2025 Proxy Statement | 27

Proposal No. 2 • Amendment and Restatement of the Equity Incentive Plan

If an award is continued, assumed or substituted by the successor or purchaser in the change in control, and if, within two years after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason, then as of the date of employment termination, (i) all of that participant’s outstanding options and SARs will become fully vested and exercisable, (ii) all service-based vesting restrictions on his or her outstanding awards will lapse, and (iii) the payout level under all of that participant’s performance-based awards will be deemed to have been earned as of the date of employment termination based upon an assumed achievement of all relevant performance goals at the “target” level.
For purposes of the Proposed Plan, the default definition is that a change in control generally occurs if (i) a person or group acquires 50% or more of the Company’s outstanding voting power, (ii) certain significant changes occur to the composition of the Company’s board of directors, (iii) a sale of all or substantially all of the Company’s assets occurs, or (iv) a corporate merger or consolidation of the Company is consummated (unless our voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the surviving entity immediately after the transaction).
Amendment and Termination
The Board may at any time amend, suspend or terminate the Proposed Plan, but no such action may be taken that adversely affects in any material way any award previously granted under the Proposed Plan without the consent of the participant, except for amendments necessary to comply with applicable laws or stock exchange rules. In addition, no material amendment of the Proposed Plan may be made without stockholder approval if stockholder approval is required by law, regulation or stock exchange rules, and no "underwater" option or SAR may be repriced in any manner (except for anti-dilution adjustments) without prior stockholder approval (see "Administration" above). In no event may any awards be made under the Proposed Plan after May 17, 2033.
Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the Proposed Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. Plan participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any. underlying securities.
Incentive Stock Options. A participant who is granted an incentive stock option, or ISO, will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the ISO. If the participant disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the issuance of the shares to the participant (the required statutory "holding period"), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) we will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Also in that case, we will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.
Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the Proposed Plan will not recognize any income for federal income tax purposes on the grant of the option.

28 | Superior Industries International, Inc.

Proposal No. 2 • Amendment and Restatement of the Equity Incentive Plan

Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount paid for the shares and the amount previously recognized by the participant as ordinary income.
Stock Appreciation Rights. A participant who is granted SARs will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount received (the difference between the fair market value of one share of our common stock on the date of exercise and the exercise price per share of the SAR, multiplied by the number of shares as to which the SAR is being exercised).
Restricted Stock. A participant will not be taxed at the date of grant of an award of restricted stock, but will be taxed at ordinary income rates on the fair market value of any shares of restricted stock as of the date that the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to include in income the fair market value of the restricted stock as of the date of such grant. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the grant of the restricted shares, if the participant has made an election under Section 83(b) of the Code). To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the company unless the participant has made a Section 83(b) election, in which case the dividends will thereafter be taxable to the participant as dividends and will not be deductible by the Company.
Restricted Stock Units. A participant will normally not recognize taxable income upon an award of RSUs, but will generally recognize ordinary income at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable.
Performance Awards. Any option, SAR, award of restricted stock, award of restricted stock units or other stock-based award may be granted with performance vesting conditions. The federal income tax effects of such a performance award would be generally the same as described above for that type of award.
Company Tax Deduction. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or affiliate for which the participant performs services will generally be entitled to a corresponding federal income tax deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).
Deferred Compensation Limitations. If an award is subject to Section 409A of the Code, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Awards granted under the Proposed Plan are designed to be exempt from the application of Code Section 409A. RSUs, whether or not performance-based, granted under the Proposed Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption. If not exempt, such awards must be specially designed to meet the requirements of Code Section 409A in order to avoid early taxation and penalties.
Other Considerations. Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Code Section 280G to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the participant.

2025 Proxy Statement | 29

Proposal No. 2 • Amendment and Restatement of the Equity Incentive Plan

Other Terms
Awards will be subject to withholding taxes and clawback requirements, as well as whistleblower protections, as further described in the Proposed Plan.
New Plan Benefits
Awards under the Proposed Plan are made at the discretion of the administrator. Accordingly, future awards, including the identity of the employees and non-employee directors (or others) who will receive awards and the dollar value and number of shares of common stock subject to the awards, under the Proposed Plan are not yet determinable.
Aggregate Awards Granted Under the 2018 Equity Plan from Plan Inception
The following lists each person named in the Summary Compensation Table, all director nominees, all current executive officers as a group, all current directors (other than executive officers) as a group, each associate of the foregoing persons, each other person currently providing services to the Company who received or is to receive at least five percent of the shares granted or issued under the 2018 Equity Plan, and all current employees of the Company (other than executive officers) as a group, and indicates, as of March 27, 2025, aggregate grants under the 2018 Equity Plan since inception to each of options, time-based restricted stock and restricted stock units, and performance-based restricted stock and restricted stock units. The number of shares subject to outstanding performance-based restricted stock or unit awards is presented based on achieving the target level of performance: Majdi Abulaban: 0 options; 1,105,030 restricted stock/RSUS; and 2,210,061 performance-based restricted stock/RSUS; Michael Dorah: 0; 195,898; and 391,796; Parveen Kakar: 38,000; 241,691; and 406,381; Tim Trenary: 0; 278,246; and 556,496; Michael R. Bruynesteyn: 0; 167,283; and 0; Richard J. Giromini: 0; 153,204; and 0; Michael Guo: 0: 0; and 0; Paul Humphries: 0; 171,252; and 0; Timothy C. McQuay: 0; 180,252; and 0; Deven H. Petito 0; 53,542; and 0; Ellen B. Richstone: 0; 164,336; and 0; All Current Executive Officers as a Group (seven persons): 38,000; 1,948,878; and 3,820,761; All Current Non-Employee Directors as a Group (seven persons): 0; 889,869; and 0; and All Current Employees Other than Executive Officers as a Group: 24,000; 24,784; and 28,371.
Registration of Shares With the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of the additional shares under the Proposed Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Proposed Plan by our stockholders.

30 | Superior Industries International, Inc.

Proposal No. 2 • Amendment and Restatement of the Equity Incentive Plan

Securities Authorized for Issuance under Equity Compensation Plans
The following table contains information about securities authorized for issuance under Superior’s equity compensation plans as of December 31, 2024. The features of these plans are described in Note 16, "Stock-Based Compensation" in Notes to the Consolidated Financial Statements in Item 8, "Financial Statements and Supplementary Data" of the Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 6, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options. warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuances under equity compensation plans (#)
Equity compensation plans approved by security holders(1)	2,525,893	$3.99	1,501,053
Equity compensation plans Equity compensation Plans not approved by security holders	N/A	N/A	N/A

(1)
Includes information for the 2018 Equity Plan. The 2018 Equity Plan currently provides that a total of 9,750,000 full-value awards granted under the 2018 Equity Plan can be settled in shares of our common stock. Any other full-value awards in excess of this total would be settled in cash. As of December 31, 2024, 5,723,054 full value awards granted under the 2018 Equity Incentive Plan have settled in shares of our common stock and 4,026,946 additional full value awards may be settled in shares of our common stock. If the Proposed Plan is approved by stockholders, the total number of full value awards provided under the Plan will increase from 9,750,000 to 11,450,000.

Vote Required
Approval of this proposal requires (i) a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of the Board

The Board recommends a vote “FOR” approval of the
Third Amendment and Restatement of the Superior Industries International, Inc. 2018 Equity Incentive Plan, as Amended. Proxies solicited by the Board will be voted “FOR” approval of the Amended 2018 Equity Plan unless stockholders specify a contrary vote.

2025 Proxy Statement | 31

Proposal No. 3 • Executive Compensation Program Best Practices

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
As required by Section 14A of the Exchange Act, we are providing stockholders with the opportunity to cast an advisory, non-binding vote (a “Say-on-Pay” vote) to approve the compensation of our named executive officers as disclosed in this Proxy Statement. Our executive compensation programs are designed to align executive and shareholder interests by reinforcing the long-term growth, value creation and sustainability of the Company and to ensure that the majority of compensation opportunities are a result of pay-for-performance. At Superior’s 2024 annual meeting of stockholders, approximately 86% of the votes cast on the Say-on-Pay proposal were voted in favor of the compensation of Superior’s named executive officers (“NEOs”). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, the Board will carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the Company’s compensation programs. The Say-on-Pay vote is conducted on an annual basis, and the next Say-on-Pay vote will be held at the 2026 Annual Meeting.
Executive Compensation Program Best Practices

✔
Significant Variable Pay: Variable compensation comprised approximately 85% of the target total direct compensation of our Chief Executive Officer and, on average, approximately 63% of the target total direct compensation for our other NEOs for fiscal year 2024, in accordance with our pay for performance philosophy.

✔
Alignment of Executive Pay with the Stockholder Experience: A substantial majority of our NEO’s compensation isin the form of equity, a large part of which is performance-related, so that our NEO’s realized pay is fully aligned with stockholders’ interests.

✔
Multiple Performance-Based Measures and Metrics: We use multiple performance measures that include short and long-term objectives to evaluate executive performance. Our incentive plans are performance-based and have appropriate market based caps on payouts.

✔
Stock Ownership and Holding Requirements: We have meaningful stock ownership requirements for our directors and officers to ensure they have personal financial interests strongly aligned with those of our stockholders. Until directors and officers are in compliance with such requirements, they generally must hold 100% of shares already owned and acquired by them, including net shares acquired upon the vesting or exercise of equity awards.

✔	No Repricing: Our outstanding stock options cannot be repriced, reset or exchanged for cash without stockholder approval.
✔	Anti-Hedging and Anti-Pledging Policies: We prohibit employees and directors engaging in hedging or pledging transactions involving Superior common stock.
✔	Double Trigger: We require a double trigger (change in control and termination of employment) for accelerated vesting of equity upon a change in control.
✔
Clawback: We have a formal compensation clawback policy that applies to certain incentive-based cash and equity compensation awards received by any current or former executive officer of the Company, as described in such policy.

✔	No Gross-Ups: We do not provide excise tax gross-up payments to our executives.
✔
Compensation Programs Designed to Reduce Risk: We have designed our compensation programs so that they do not encourage unreasonable risk taking. We monitor this by performing an annual compensation risk assessment.

✔	Regular Engagement with Stockholders: We regularly engage with our stockholders to strengthen our understanding of stockholder concerns, especially relating to executive compensation matters.

32 | Superior Industries International, Inc.

Proposal No. 3 • Executive Compensation Program Best Practices

We are asking stockholders to vote on the following resolution:
RESOLVED, that the stockholders approve, on an advisory non-binding basis, the compensation of Superior’s named executive officers including as described in the “Narrative Disclosure Regarding Compensation”, the compensation tables and related narratives.
Vote Required
Approval of this proposal requires (i) a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of the Board

The Board recommends a vote “FOR” approval of compensation of the Company's named executive officers, as disclosed in this proxy statement, on an advisory non-binding basis.

2025 Proxy Statement | 33

Proposal No. 4 • General

PROPOSAL NO. 4
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
General
The Audit Committee of our Board has appointed Deloitte & Touche LLP (“Deloitte”) as our auditors. Stockholders are requested to reappoint Deloitte as the Company’s auditors for the period ending with the Annual Meeting of the Company to be held in 2025. Stockholders are also requested to authorize the directors to determine the fees to be paid to the auditors. Shareholders are also requested to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending December 31, 2024. A representative of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.
Principal Accountant Fees and Services
The following table presents fees for professional audit and other services rendered by Deloitte for the years ended December 31, 2024 and 2023:

Fee Category (in Thousands)	Fiscal 2024 Fees	Fiscal 2023 Fees
Audit Fees	$2,772	$2,959
Audit-Related Fees	—	30
Tax Fees	777	675
All Other Fees	—	—
Total Fees	$3,549	$3,664

Audit Fees. Consists of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for the statutory audits for certain subsidiaries.
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that are not required to support the integrated audit of the Company’s consolidated financial statements and its internal controls over financial reporting and consultations concerning financial accounting and reporting standards.
Tax Fees. Consists of fees billed for professional services for tax compliance and preparation as well as tax advice and tax planning. The services comprising tax compliance and preparation include the preparation of original and amended tax returns and refund claims and tax payment planning.
All Other Fees. Consists of fees for professional services other than the services reported above.
The Audit Committee determined that all non-audit services provided by Deloitte were compatible with maintaining such firm’s audit independence.

34 | Superior Industries International, Inc.

Proposal No. 4 • Policy on Audit Committee

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
Vote Required
Approval of this proposal requires (i) a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum.
Recommendation of the Board

The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as Superior’s auditors, to ratify their appointment as our independent public accounting firm for the fiscal year ending December 31, 2025 and to authorize directors to determine the fees to be paid to the auditors. Proxies solicited by the Board will be voted for the proposal unless stockholders specify a contrary vote.

2025 Proxy Statement | 35

Voting Securities and Principal Ownership • Beneficial Ownership Table

VOTING SECURITIES AND PRINCIPAL OWNERSHIP
The following table sets forth certain information with respect to beneficial ownership of Superior common stock as of March 27, 2025 for (i) the named executive officers (ii) each director and director nominee, (iii) all directors and executive officers as a group and (iv) all persons known to Superior to beneficially own 5% or more of Superior common stock.
The figures also include shares that a person has the right to acquire currently or within 60 days of March 27, 2025. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed have sole voting and investment power with respect to all shares of Superior’s common stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	RSUs that Vest within 60 days	Total	Percentage of Common Stock(1)	Percentage of Total Voting Power(1)
5% Beneficial Stockholders:
TPG GP A, LLC(2)	5,686,508	—	5,686,508	16.0%	16.0%
Mill Road Capital III, L.P.(3)	4,380,940	—	4,380,940	14.7%	12.4%
Directors
Timothy C. McQuay	150,914	37,338	188,252	*	*
Michael R. Bruynesteyn	134,945	37,338	172,283	*	*
Richard J. Giromini	158,366	37,338	195,704	*	*
Michael Guo	—	—	—	*	*
Paul Humphries	133,914	37,338	171,252	*	*
Deven Petito	16,204	37,338	53,542	*	*
Ellen B. Richstone	154,998	37,338	192,336	*	*
Named Executive Officers
Majdi B. Abulaban	2,006,990	100,671	2,107,661	7.1%	5.9%
Timothy Trenary	295,016	—	295,016	*	*
Michael Dorah	141,253	26,426	167,679	*	*
Parveen Kakar	122,601	—	122,601	*	*
Superior’s Directors and Executive Officers as a Group (14 persons)(4)	3,404,454	—	3,755,579	12.6%	10.6%

*	Less than 1%.
(1)
The percentage ownership of common stock is based on 29,753,837 shares of common stock outstanding as of March 27, 2025. The percentage of total voting power is based on 35,440,345 total votes represented by 29,753,837 shares of common stock outstanding and 5,686,508 shares of common stock underlying 150,000 shares of Series A Preferred Stock as of March 27, 2025. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. For the purpose of computing the number of shares beneficially owned, percentage ownership of common stock and voting power, derivative securities that are convertible into common stock are deemed to be outstanding and beneficially owned by the person holding such derivative securities, but are not deemed to be outstanding for the purpose of computing beneficial ownership of any other person.

(2)
Represents shares of common stock underlying the 150,000 shares of Series A Preferred Stock beneficially owned by TPG GP A, LLC (“TPG GP A”), which were convertible into common stock as of March 27, 2025. The information with respect to the beneficial ownership of TPG GP A is based on Amendment No. 2 to the Schedule 13D filed January 18, 2022 by TPG GP A, David Bonderman (“Bonderman”), James G. Coulter (“Coulter”) and Jon Winkelried (“Winkelried”). TPG GP A is the managing member of TPG Group Holdings

36 | Superior Industries International, Inc.

Voting Securities and Principal Ownership • Beneficial Ownership Table

(SBS) Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which (together with entities under common control) holds 100% of the shares of Class B common stock which represents a majority of the combined voting power of the common stock of TPG Inc., a Delaware corporation (“TPG”), which is the controlling stockholder of TPG GPCo, LLC, a Delaware limited liability company, which is the sole member of TPG Holdings II-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group II, L.P., a Delaware limited partnership, which is the managing member of TPG Holdings I-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group I, L.P., a Delaware limited partnership, which is the sole member of TPG Growth GenPar III Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Growth GenPar III, L.P., a Delaware limited partnership, which is the general partner of TPG Growth III Sidewall, L.P., a Delaware limited partnership (“TPG Growth Sidewall”), which directly holds 150,000 shares of Series A Preferred Stock. Coulter is Executive Chairman and Director of TPG and officer, director and/or manager of other affiliated entities. Winkelried is Chief Executive Officer and Director of TPG and officer, director and/or manager of other affiliated entities. TPG GP A, Coulter and Winkelried each have shared power to dispose of 5,686,508 shares and shared power to vote 5,686,508 shares. TPG GP A’s address is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(3)
The information with respect to the holdings of Mill Road Capital III, L.P. (“Mill Road LP”) is based solely on Amendment No. 9 to the Schedule 13D filed September 28, 2022 by Mill Road LP, Mill Road Capital III GP LLC (“Mill Road GP”) and Thomas E. Lynch (“Lynch”) which disclosed that each of Mill Road LP and Mill Road GP has sole power to dispose of 4,380,940 shares and sole power to vote 4,380,940 shares and that Lynch has shared power to dispose of 4,380,940 shares and shared power to vote 4,380,940 shares. The address for these holders is c/o Mill Road Capital III L.P., 382 Greenwich Avenue, Suite One, Greenwich CT 06830.

(4)	Does not include shares of common stock underlying the Series A Preferred Stock held by TPG GP A as described in footnote (2) above.

2025 Proxy Statement | 37

Certain Relationships and Related Transactions • Review, Approval or Ratification of Transactions with Related Persons

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Persons
The Board has adopted a written Related Party Transaction Policy. Pursuant to this policy, the Company’s executive officers, directors and nominees for director must promptly disclose any actual or potential material conflict of interest to our General Counsel, who will then assess and communicate the information to the Audit Committee for evaluation and appropriate resolution. Additionally, the Nominating and Corporate Governance Committee annually reviews any related party transactions involving a director when determining director independence. The Audit Committee will generally not approve or ratify a related party transaction unless it has determined that, upon consideration of all relevant information, the related party transaction is in, or not inconsistent with, the best interests of the Company and its stockholders. If we become aware of an existing related party transaction that has not been pre-approved under our Related Party Transaction Policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. No related party transactions were identified during 2024.
Hedging Policy
Superior’s insider trading policy expressly prohibits directors, officers, employees and other persons designated as insiders from engaging in hedging activities involving Superior common stock, such as collars, forward sales, equity swaps exchange funds or other similar arrangements.

38 | Superior Industries International, Inc.

Executive Compensation and Related Information • Narrative Disclosure Regarding Compensation

EXECUTIVE COMPENSATION AND RELATED INFORMATION
NARRATIVE DISCLOSURE REGARDING COMPENSATION
Introduction and Executive Summary
This Narrative Disclosure on Compensation provides an overview of Superior’s executive compensation structure, including the key elements of our compensation programs applicable to our NEOs in 2024.
Our NEOs for 2024 are as follows:

Name	Title	With Superior Since
Majdi Abulaban	President, Chief Executive Officer and Director	May 2019
Timothy Trenary(1)	Former Executive Vice President, Chief Financial Officer and Principal Accounting Officer	September 2020
Michael Dorah	Executive Vice President, Chief Operating Officer	January 2021
Parveen Kakar	Senior Vice President, Chief Commercial and Technology Officer	June 1989

(1)	Mr. Trenary retired from the Company effective September 30, 2024
We seek to align our executive pay program with long-term stockholder value creation. A significant portion of executive pay is performance-based and subject to rigorous performance targets that we believe are important to our stockholders. Highlights of our 2024 executive compensation program include the following:
•
2024 AIPP Payouts. The Company did not achieve our $164.6 million targeted objective of AIPP Adjusted EBITDA and instead achieved $146.3 million in 2024. This actual performance resulted in the funding of the 2024 AIPP bonus pool for our NEOs below target at 63.2%. No NEO received any adjustment to his 2024 AIPP payout due to any individual performance achievement consideration.

•
2022-2024 LTIP Payouts. Our Relative TSR for 2022-2024 was approximately at the 17th percentile, which positioned Superior below the 25th percentile of our TSR comparator group and resulted in a 0% payout for that measure (weighted 50%). Our LTIP Net Debt achievement fell just short of the maximum performance requirement and resulted in a payout of 193.25% of target for that measure (weighted 50%). The combination of these two measures resulted in an overall out of 96.63% of target shares.

2025 Proxy Statement | 39

Executive Compensation and Related Information • Narrative Disclosure Regarding Compensation

2022 PRSUs (2022-2024 Performance Period)
(Thousands, $)
PRSUs @ Target
($4.01 Share Price)
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$1,593
PRSUs Payout @ 94%
of Target
($2.04 Share Price)
$762
Realized
Value is
~48% of
Target Value
PRSU Target Value ($000)
PRSU Realized Value ($000)

Notes:

The table above depicts the Target value of PRSUs granted in 2022. The Realized value represents the value of the 2022 PRSUs with actual payout factor applied. Target value reflects 397,196 target PRSUs multiplied by grant date closing share price of $4.01 (grant date of 3/2/2022). Realized value of the PRSUs uses a share price of $2.04 as of 12/31/2024 with a performance factor of 96.63%.

The Role of Say on Pay
Superior is committed to proactive engagement, communication, and transparency with stockholders. At our 2024 annual meeting, we received support from approximately 85% of votes cast for our NEO compensation through the Say-on-Pay vote, following a vote of approximately 95% for Say-on-Pay in 2023.
The Human Capital and Compensation Committee will continue to monitor the performance of Superior’s pay programs and make any changes as deemed necessary in the overall context of Company performance. The Company believes it has effectively listened to its stockholders in previous years, understands their viewpoints and is committed to courses of action that will drive long-term stockholder value.
Based on these discussions, the Human Capital and Compensation Committee decided to retain the overall structure of our compensation program in 2024, adhering strictly to our pay-for-performance philosophy. CEO and other NEO targeted cash and equity grant levels did not change from last year, and there was no issuance of any special grants or payments. For the 2024-2026 Long Term Incentive grant, the Committee decided to retain the single metric of Relative TSR, and also retain the measurement of Relative TSR performance over a 1-, 2-and 3-year period. The purpose of this structure is to encourage rapid and sustained shareholder value creation over the course of the full three-year performance period.
Compensation Governance and Alignment with Stockholders
Superior’s executive compensation program is designed to attract, retain and motivate the leaders who drive successful results through execution of our business strategies. It seeks to balance achievement of targeted near- term results with long-term stockholder creation value through sustained execution. The Human Capital and Compensation Committee continues to monitor and review the compensation program against our financial performance and continues to monitor the market to ensure competitive and performance driven plans.

40 | Superior Industries International, Inc.

Executive Compensation and Related Information • The Role of Say on Pay

The table below is provided on a supplemental basis to help clarify for investors our view of the realized pay of our Chief Executive Officer in relation to the Summary Compensation Table reported pay information. As shown below, a significant portion of the CEO (and all NEOs) compensation is determined based on Superior’s financial and operational performance. Further, the potential value of outstanding equity (which is the largest portion of pay for our NEOs) is determined based on stock performance and is thereby directly linked to shareholder interests. As shown in the table below, 3-Year Realizable Pay is 70% of 3-Year Reported Compensation*, or 30% below target compensation.

Mr. Abulaban Reported & Realizable Compensation
3-Year Realizable Pay is 70% of 3-Year Reported Compensation*
(Realizable Compensation** utilizes 12/31/2024 share price of $2.04)
Total Compensation ($000s)
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$4,880
Grant Date Stock Price: $4.01
$4,142
Bonus payout: 200% of Target
PRSU payout: 94% of Target
$4,682
Grant Date Stock Price: $3.60
$2,776
Bonus payout: 65.1% of Target
$5,232
Grant Date Stock Price: $2.90
$3,459
Bonus payout: 63.2% of Target
FY 2022
FY 2023
FY 2024
Reported Compensation
Realizable Compensation

*	Reported Compensation includes actual salary received, target annual incentive, and grant date value of LTI award values (RSUs and PRSUs).
**
Realizable Compensation includes actual salary received, actual annual incentive received, actual PRSUs earned from FY 2022, target PRSUs for FY 2023 and 2024, and number of RSUs granted. All equity is valued as of 12/31/2024 (price of $2.04).

2024 Compensation Program Overview
Compensation Philosophy and Objectives
Superior’s overall executive compensation program is based on rigorous, pre-established annual and long-term performance goals, accompanied by appropriate risk mitigation policies, which have continued to receive stockholder support. The Human Capital and Compensation Committee believes that we have maintained our compensation practices in a manner appropriate for a company of our size and stage of growth. We will continue to review our compensation and governance practices in the future to help ensure the alignment of pay and performance.
The Human Capital and Compensation Committee believes that Superior’s NEOs should be paid in a manner that attracts, motivates and retains the best-available talent and rewards them for driving successful results. This philosophy is achieved through the base salary, AIPP and LTIP generally being targeted at the 50th percentile of the comparable market compensation for each position, with adjustments made to reflect the relative skills,

2025 Proxy Statement | 41

Executive Compensation and Related Information • The Role of Say on Pay

experience and past performance of the NEOs, their respective roles and responsibilities within the organization and judgments about the extent to which the NEOs can impact the Company-wide performance and creation of stockholder value. Within this overall philosophy, our compensation programs are designed to:
•	Link executive compensation to Company performance
•	Align the financial interests of executive officers with those of stockholders by providing appropriate long-term, equity-based incentives and retention awards
•	Attract, retain and motivate a highly qualified executive leadership team
•	Focus our leadership team on increasing profitability and stockholder value
•	Motivate our leadership team to execute our long-term growth strategy while delivering consistently strong financial results
•	Emphasize a pay-for-performance culture by linking incentive compensation to short- and long-term performance goals
•	Offer a total compensation program that is flexible to adapt to evolving regulatory requirements and changing economic and social conditions; and
•	Consider the compensation practices of our peer companies identified based on an objective set of criteria
To help achieve these goals, we believe compensation for executive officers should include the following components:
•	Base salary
•	Annual performance-based cash incentives
•	Long-term performance-based and time-based equity incentives
•	Severance and change-of-control termination benefits; and
•	Competitive health and welfare benefits.
Compensation Risk Oversight
The Human Capital and Compensation Committee’s annual review and approval of our compensation philosophy and strategy includes the review of compensation-related risk management. The Human Capital and Compensation Committee believes that the following risk oversight and compensation design features described in greater detail elsewhere herein safeguard against excessive risk taking:
•	Executive annual incentive payouts are based on financial performance metrics that drive stockholder value and payouts are capped;
•	Equity awards for executive officers are based on total shareholder return and all equity awards have vesting requirements that align employees’ interests with stockholders’ interests; and
•	Superior maintains stock ownership guidelines as well as clawback provisions to further align executive and stockholder interests, mitigate risk and promote oversight.
Methodology for Establishing Compensation
In designing and administering the NEO compensation programs, the Human Capital and Compensation Committee attempts to strike a balance among a variety of compensation elements, which are discussed in more detail below. The Human Capital and Compensation Committee generally considers the pay practices of comparable companies to determine the appropriate pay mix and compensation levels, as well as Superior’s own specific short and long-term strategic objectives. The following section describes the various methods the Human Capital and Compensation Committee uses in its design, administration and oversight of the compensation programs for the NEOs. The Human Capital and Compensation Committee has direct responsibility for making recommendations to the independent members of the Board regarding the approval, amendment or termination of Superior’s executive compensation plans and programs, and the annual compensation of our President and CEO.

42 | Superior Industries International, Inc.

Executive Compensation and Related Information • The Role of Say on Pay

The Human Capital and Compensation Committee is composed of three directors. Each member of the committee is independent, as determined by the Board and based on the New York Stock Exchange listing standards. Their independence from management allows the Human Capital and Compensation Committee members to apply independent judgment when designing and overseeing our compensation program and in making pay decisions. The Human Capital and Compensation Committee utilizes Meridian, an independent executive compensation consulting firm to provide advice and ongoing recommendations regarding executive compensation programs and principles that are consistent with our business goals and pay philosophy. The Human Capital and Compensation Committee has the final authority to hire and terminate any consultant, as well as the responsibility to consider the independence of the consultant. The Human Capital and Compensation Committee has assessed the independence of Meridian, and has considered all relevant factors (including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act) that could give rise to a potential conflict of interest with respect to Meridian. Based on this review, the Company is not aware of any conflict of interest that has been raised by the work performed by Meridian.
Setting Executive Pay (Comparative Compensation Information)
The Human Capital and Compensation Committee is responsible for recommending to the Board the annual compensation of our CEO. For the remaining NEOs and other executives, our CEO recommends compensation levels and specific components of compensation. The Human Capital and Compensation Committee reviews these recommendations and adjusts them as it deems appropriate before approving or recommending any changes to the CEO. Our human resources team supports the Human Capital and Compensation Committee in its work. In evaluating and determining target compensation levels for our NEOs, the Human Capital and Compensation Committee utilizes data received from its independent compensation consultant and the Chief Human Resources Officer. The Human Capital and Compensation Committee typically reviews publicly available information disclosed by our peers (detailed below), in addition to third-party compensation surveys covering a wide array of public companies similar in revenue size to Superior, to obtain a general understanding of current compensation practices. These compensation surveys provide valuable data for subjective review and confirmation of the competitiveness of the compensation paid to the NEOs. The data also gives the Human Capital and Compensation Committee general information concerning market pay practices regarding the pay mix among base salary, annual incentive and long-term incentives of companies in the industry that compete with us for executive talent. The Human Capital and Compensation Committee generally targets total compensation at the 50th percentile range of the market data while also taking into consideration the experience level and performance of each NEO. In addition, target compensation for specific executives can be above or below the market median based on the individual’s importance to the organization, the difficulty and cost of replacement, the expected future contribution to the organization, tenure at current position, and skill set relative to the external marketplace.

2025 Proxy Statement | 43

Executive Compensation and Related Information • The Role of Say on Pay

In 2023, the Human Capital and Compensation Committee re-engaged Meridian to assist it in evaluating the competitiveness of our executive compensation program for fiscal year 2024. The compensation consultant performed an analysis using a comparable industry group with a median revenue of approximately $1.65 billion. Compared to the previous group, Horizon Global Corporation was removed from the Peer Group as it was no longer publicly traded.

Company Name
CIRCOR International, Inc.
Commercial Vehicle Group
Cooper-Standard Holdings, Inc.
EnPro Industries, Inc.
Federal Signal Corporation
Gentex Corporation
Gentherm, Inc.
Modine Manufacturing Corporation
Park-Ohio Holdings Corporation
REV Group, Inc.
Standard Motor Products, Inc.
Stoneridge, Inc.
The Shyft Group, Inc.
Visteon Corporation
Wabash National Corporation

2024 Target Annual Total Direct Compensation Mix
Base salary and annual and long-term incentive award opportunities are the core elements of our NEOs’ total direct compensation. A majority of each NEO’s total direct compensation opportunity is comprised of performance-based and at-risk pay. Our annual incentive awards and the performance-based component of our long-term incentive awards are considered performance-based pay, as the payout of these awards is dependent on the achievement of specific performance goals. The time-based portion of our RSU awards is retentive while also aligning with Company performance, as the final value realized is based on the Company’s share price.

44 | Superior Industries International, Inc.

Executive Compensation and Related Information • 2024 Executive Compensation Components

2024 Executive Compensation Components
Introduction – Elements of Pay
The following is a summary of the 2024 core compensation elements (base salary, annual incentive and long-term incentives) of our executive compensation program.

Element	Purpose	Performance Measure(s)	Fixed vs. Variable	Cash vs. Equity	Payout Range
Base Salary	Provide a competitive rate of base pay to attract, motivate and retain executive officers of the Company	Individual performance, experience, time in position and critical skills	Fixed	Cash	n/a
AIPP	Align a portion of annual pay to a key element of performance for the year	AIPP Adjusted EBITDA	Variable	Cash	0-200% of AIPP target for our CEO and other NEOs
Performance- Based RSUs	Align executive pay with long-term stockholder interests through equity- based compensation tied to key performance metrics of the Company	Relative TSR (100%)(1)	Variable	Equity	0-200% of target number of shares; PRSU value fluctuates with stock price movement and performance against the TSR peer group.
Time-Based RSUs	Directly align executive pay with long-term stockholder interests through equity- based compensation	Stock price alignment (3-year ratable vesting)	Variable	Equity	Value fluctuates with stock price movement

(1)	See “2024 Long-Term Equity Incentive Compensation” for a description of how Relative TSR is calculated for purposes of the 2024 PRSUs.
In addition, our NEOs were provided retirement benefits and certain other benefits. Descriptions of the individual elements of compensation are set forth below. The Human Capital and Compensation Committee considers market pay practices and whether the total compensation package is fair, reasonable and in accordance with the interests of our stockholders.
2024 Base Salary
Base salary provides a fixed element of compensation that competitively rewards the executive’s skills, experience and contributions to Superior.
For NEOs other than the CEO, base salary adjustments are based on recommendations of the CEO to the Human Capital and Compensation Committee, using further review and analysis by Meridian, and taking into account the executive’s performance, scope of work, competitive comparable compensation and Company performance. None of our NEOs’ received a base salary increase in 2023. Furthermore, Messrs. Abulaban and Kakar also did not receive a base salary increase in 2022. For 2024, our NEOs received an increase, as shown in the following table:

Name	2023 Salary ($)	Date	Increase	2024 Salary ($)
Majdi Abulaban	850,000	1/1/2024	6.00%	900,000
Timothy Trenary(1)	510,000	1/1/2024	4.00%	530,400
Michael Dorah(2)	475,000	1/1/2024	11.00%	525,000
Parveen Kakar	423,600	1/1/2024	6.00%	458,556

(1)	Mr. Trenary retired effective September 30, 2024; 2024 salary rate for this table is annualized.

2025 Proxy Statement | 45

Executive Compensation and Related Information • 2024 Executive Compensation Components

(2)	Mr. Dorah's increase reflects his promotion to Executive Vice President and Chief Operating Officer.
2024 Annual Incentive Compensation and Bonuses
We use annual incentive awards to motivate our CEO and other NEOs to achieve annual business results and create value for our stockholders. Annual incentive awards granted pursuant to the AIPP are expressed as a percentage of base salary and are designed to recognize and reward targeted financial performance. Attainment of the financial target may be adjusted based on an individual performance modifier, which considers the individual’s performance rating under the Annual Performance Management Program, annual objectives and accomplishments. The Human Capital and Compensation Committee believes that this design, combining an objective, measurable financial goal with potential adjustments for individual performance, reinforces a Company culture that recognizes both team achievement and individual contributions.
The Human Capital and Compensation Committee selected AIPP Adjusted EBITDA for 2024 as the financial performance component because it is an objective measure of core Company performance, without considering matters such as interest income or expense, taxes, depreciation, amortization, restructuring and certain other costs, which generally do not relate to ongoing operational activities. The AIPP Adjusted EBITDA target for the AIPP was adopted after we conducted a rigorous bottom-up full range comprehensive business and financial planning analysis. The 2024 AIPP Adjusted EBITDA target of $164.6 million reflected continued reduced production volumes in the auto industry below pre-pandemic levels due to continued supply chain shortages and significant increased cost inflation.
As a result, the Human Capital and Compensation Committee approved a performance goal level that is designed to be achieved if we meet our business plan.
Under the AIPP for 2024, the target bonus percentages for the NEOs, with the exception of the CEO, ranged from 60% to 70% of base salary. For these NEOs, payout for financial metric performance can range from 0% to 200% of target, subject to the Human Capital and Compensation Committee’s business judgment assessment of the individual’s annual performance rating against pre-specified individual performance goals. The target bonus percentage for our CEO was 125% of base salary, based exclusively on Company financial performance, with payout ranging from 0% to 200% of target.
The following table illustrates the payout opportunities under the AIPP Adjusted EBITDA and individual performance components of the AIPP for 2024.

2024 AIPP Adjusted EBITDA Target ($)		% of AIPP Adjusted EBITDA Target	CEO and NEOs* Incentive as % of Target	CEO* Incentive as % of Target
Threshold	139,910,000	85.0%	50.0%	50.0%
Target	164,600,000	100.0%	100.0%	100.0%
Maximum	189,290,000	>115%	200.0%	200.0%
Actual Performance	146,300,000	88.9%	63.2%	63.2%

In 2024, the Company achieved AIPP Adjusted EBITDA of approximately $146.3 million as compared to an AIPP Adjusted EBITDA target of $164.6 million. As a result, the 2024 AIPP bonus pool was funded for our NEOs at 63.2% of target. No NEO received any adjustment to his 2024 AIPP payout due to any individual performance achievement consideration.

46 | Superior Industries International, Inc.

Executive Compensation and Related Information • 2024 Executive Compensation Components

The following table shows the target award, AIPP Adjusted EBITDA and amounts paid to the NEOs under the AIPP for 2024.

Name	AIPP Target (% of Base Salary)	Target Award ($)	AIPP Adjusted EBITDA Performance Multiplier (%)	Total Amount Earned ($)
Majdi Abulaban	125%	1,125,000	63.2	711,000
Timothy Trenary	70%	278,460	63.2	175,987
Michael Dorah	70%	367,500	63.2	232,260
Parveen Kakar	60%	275,134	63.2	173,884

2024 Long-Term Equity Incentive Compensation
Grant of 2024-2026 RSUs and PRSUs. The Human Capital and Compensation Committee approved 2024 grants to our NEOs of annual long-term equity incentive awards that place a strong emphasis on pay for performance. Annual LTIP awards were approved on March 30, 2024, with two-thirds of value allocated to target performance-based PRSU awards and one-third to time-based RSU awards. The annual time-based RSU awards for all NEOs generally vest in equal annual installments over a three-year period. The performance period of the 2024-2026 Long Term Incentive Grant runs from 1/1/2024 through 12/31/2026.
In order to further align our executive compensation program with shareholder interests, the Human Capital and Compensation Committee selected Relative TSR as the sole performance metric for the 2024-2026 PRSU performance cycle. As Relative TSR is now the exclusive performance metric for the PRSUs and to motivate the executives to drive rapid and sustained stock price growth, the 2024-2026 performance period is structured as follows:
•	1/3 of the potential payout is based on 1-year Relative TSR from January 1, 2024 to December 31, 2024;
•	1/3 of the potential payout is based on 2-year Relative TSR from January 1, 2024 to December 31, 2025;
•	1/3 of the potential payout is based on 3-year Relative TSR from January 1, 2024 to December 31, 2026; and
•
The ultimate payout is based on the average payout from the performance periods identified above, with awards generally subject to 3-year vesting (i.e., after the conclusion of the full 3-year performance period).

Performance criteria for the 2024 PRSU awards to our NEOs is based 100% on Relative TSR as compared to a TSR peer group consisting of the S&P United States SmallCap Value Automobiles and Components Index and any companies considered in Superior’s compensation peer group that are not already included in this Index. The PRSU awards provide NEOs the opportunity to earn up to 200% of the target shares granted in Company stock.
The LTIP Relative TSR performance criteria is calculated as follows:
•
Relative TSR: “Relative TSR” is a performance measure that is equal to the Company’s total stockholder return relative to the total stockholder return of a set of comparator companies identified when the PRSUs were granted and remaining in the comparator group at the end of the performance period under the terms of the award agreements and the equity plan. Threshold performance is achieved at the 25th percentile of the Comparator group, Target performance is achieved at the 50th percentile of the Comparator group, and Maximum performance is achieved at the 75th percentile of the Comparator group.

2025 Proxy Statement | 47

Executive Compensation and Related Information • 2024 Executive Compensation Components

Superior’s 2024-2026 Relative TSR peer group consists of the companies included in the table below:

Company Name
Adient, Plc	Modine Manufacturing Company
American Axle & Manufacturing Holdings, Inc.	Motocar Parts of America, Inc.
Atmus Filtration Technologies. Inc.	Mullen Automotive, Inc.
Autoliv, Inc.	Park-Ohio Holdings Corporation
Borg Warner, Inc	Patrick Industries, Inc.
Canoo, Inc.	QuantumScape Corporation
Commercial Vehicle Group, Inc.	REV Group, Inc.
Cooper-Standard Holdings, Inc.	Standard Motor Products, Inc.
Dana Incorporated	Stoneridge, Inc.
EnPro Industries, Inc.	The Goodyear Tire & Rubber Company
Federal Signal Corporation	The Shyft Group, Inc.
Garret Motion, Inc.	THOR Industries, Inc.
Gentex Corporation	Visteon Corporation
Gentherm, Inc.	Wabash National Corporation
Harley-Davidson, Inc.	Winnebago Industries, Inc.
Lear Corporation	Workhouse Group, Inc.
Luminar Technologies, Inc.

In previous discussions with stockholders, we highlighted that our primary competitors are private companies, and we do not disclose long-term performance targets as we would place ourselves at a competitive disadvantage to companies that are not required to disclose this information. Stockholders did not express concerns with the Board’s rationale that performance targets represent competitively sensitive information, but did express interest in seeing backward looking disclosure of performance targets following the completion of the performance period. Starting in 2022, Superior disclosed performance targets regarding to Relative TSR. Superior now maintains its forward-looking disclosure of Relative TSR as the sole performance measure for the 2024-2026 LTIP grant.
For 2024, the total target award opportunities for our NEOs, expressed as a percentage of each NEOs’ annual base salary (at date of grant), is as follows: Mr. Abulaban – 300%, Mr. Dorah – 135%, and Mr. Kakar 110%. These target award opportunities did not change for Messrs. Abulaban and Kakar from the prior year as a percentage of each NEOs’ annual base salary (at date of grant). Mr. Dorah’s target award opportunity was increased from 110% to 135% in 2024 as part of his promotion to Executive Vice-President and Chief Operating Officer. Mr. Trenary did not receive a Long Term Incentive award opportunity in 2024. Finally, the Human Capital and Compensation Committee did not make any special equity grants to any of its executives, nor did it modify any in-flight grants.

48 | Superior Industries International, Inc.

Executive Compensation and Related Information • 2024 Executive Compensation Components

The numbers of time-based PRSUs and RSUs awarded to our NEOs in 2024 are set forth in the following chart (the “2024 LTIP Awards”):

Name	2024-2026 PRSUs (at target) (#)	2024 Time-Based RSUs (#)
Majdi Abulaban	604,027	302,013
Timothy Trenary	0	0
Michael Dorah	158,557	79,279
Parveen Kakar(1)	0	0

(1)
Mr. Kakar was not an NEO in early 2024 and received a Long-Term Incentive Award in cash rather than equity. Mr. Kakar received a time-based restricted cash grant of $168,137, and a performance-based LTI cash grant of $336,274 (subject to the same performance conditions as under the long-term equity grants).

Vesting of 2022-2024 PRSUs. PRSUs are generally earned based on the Company’s achievement over the three- year performance period based on the achievement of certain performance metrics. For the 2022-2024 PRSUs, the metrics selected by the Human Capital and Compensation Committee were as follows (with weighting in parentheses): (i) LTIP Net Debt (50%), and (ii) Relative TSR (50%).
These performance criteria were calculated as follows:
•
LTIP Net Debt: “LTIP Net Debt” is a performance measure that is equal to the Company’s funded debt, less cash and cash equivalents, adjusted for refinancing, restructuring, currency fluctuation, supply chain financing, and accounts receivables factoring. All of Superior Industries competitors are privately held and do not disclose performance targets or information. To protect Superior’s competitive position, any financial targets such as LTIP Net Debt are not disclosed either forward or backward looking.

•
Relative TSR: “Relative TSR” is a performance measure that is equal to the Company’s total stockholder return relative to the total stockholder return of a set of comparator companies identified when the PRSUs were granted and remaining in the comparator group at the end of the performance period under the terms of the award agreements and the equity plan.

For the grants issued to Mr. Abulaban, Mr. Trenary, Mr. Dorah and Mr. Kakar for the 2022-2024 performance period, the 2022-2024 PRSU grants vested at an achievement level of 96.63%. The resulting shares earned by Mr. Abulaban, Mr. Trenary, Mr. Dorah and Mr. Kakar are set forth in the table below.
2022-2024 PRSU NEO Payouts

Name	PRSUs (at target) (#)	Performance (%)	Actual Shares Earned (#)
Majdi Abulaban	397,196	96.63	383,791
Timothy Trenary	107,243	96.63	103,623
Michael Dorah	88,785	96.63	85,789
Parveen Kakar	74,121	96.63	71,620

Employment Agreement and Retention Agreement with Majdi B. Abulaban, President and Chief Executive Officer
On May 15, 2019, the Company entered into an employment agreement with Mr. Abulaban in connection with his appointment as the Company’s President and Chief Executive Officer, which agreement was amended on October 12, 2021. The employment agreement had an initial term of two years, with one-year automatic renewals

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Executive Compensation and Related Information • 2024 Executive Compensation Components

thereafter. The employment agreement provided Mr. Abulaban with an initial annual base salary of $800,000 and eligibility to receive annual cash performance bonuses with target and maximum opportunities of 125% and 250% of his annual base salary, respectively, subject to a minimum amount for the 2019 fiscal year of $625,000, plus certain now-earned initial equity award opportunities.
Mr. Abulaban is eligible to receive severance payments and benefits upon the occurrence of certain termination events regarding his employment with the Company. Due to the increased level of uncertainty trade regulations and their economic impact, Mr. Abulaban’s Benefit under a Change-in-Control was increased from 2.0 times to 3.0 times his base salary and target bonus.
Retirement and Similar Benefits
All employees may participate in Superior’s tax-qualified Savings and Retirement Plan which is a 401(k) plan. For fiscal year 2024, Superior matched 100% of the first 1% of before-tax contributions made to the plan and 50% of such contributions over 1% and up to 6%. However, Superior did not match employee contributions in excess of the legal limit of $23,000 in 2024. All Company contributions are vested 100% after two years of service.
Other Benefits
Superior provides NEOs with incidental benefits that the Human Capital and Compensation Committee believes are reasonable and consistent with the competitive market. For example, the NEOs receive an automobile allowance and are eligible for executive health screenings (which are similar benefits provided to some of our other employees). In addition, the NEOs may participate in Superior’s health and welfare benefit plans, which are also available to other executives and employees.
Severance / Termination / Change in Control Benefits
If Mr. Abulaban’s employment is terminated because of his death or “Disability,” Mr. Abulaban’s Employment Agreement provides him with severance compensation of a prorated amount of his current year annual bonus based on actual performance.
If Mr. Abulaban’s employment is terminated without “Cause” or Mr. Abulaban resigns for “Good Reason,” other than within two years of a change of control of Superior, Mr. Abulaban’s Employment Agreement provides him with severance compensation of eighteen months’ base salary; a prorated amount of his current year annual bonus based on actual performance; a prorated number of RSUs that have been outstanding at least six months, becoming 100% vested as of the date of employment termination; a prorated number of PRSUs that have been outstanding at least six months, continuing after Mr. Abulaban’s employment termination, based on actual performance; and health care continuation ending on the earlier of (i) the eighteen-month anniversary of the termination date and (ii) the date as of which Mr. Abulaban becomes eligible to receive comparable benefits from a subsequent employer.
If Mr. Abulaban’s employment is terminated by the Company other than for “Cause” or “Disability” or Mr. Abulaban resigns for “Good Reason,” in each case, within two years of a change of control of Superior, Mr. Abulaban’s Employment Agreement provides him with severance compensation of a lump-sum payment equal to three times his base salary and target annual bonus, health care continuation ending on the earlier of (i) the eighteen (18) month anniversary of the termination date and (ii) the date as of which Mr. Abulaban becomes eligible to receive comparable benefits from a subsequent employer, and all time-based equity awards become vested in full, and the performance-based equity awards are deemed earned based upon an assumed achievement of all relevant performance goals at the “target” level.
Mr. Trenary and Mr. Dorah participate in the Executive Change in Control Severance Plan. The plan is intended to encourage executive officers to remain employed with the Company during a time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control. The amounts to be paid under the plan help ensure that the interests of Superior’s executives will be materially consistent with the interests of Superior’s stockholders when considering corporate transactions. Under

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Executive Compensation and Related Information • 2024 Executive Compensation Components

the plan, if the employment of a participant is terminated by the Company without “Cause” (other than by reason of the Participant’s death or “Disability”) or the participant resigns for “Good Reason,” in either case within two years following a change in control, the participant will receive a two-times multiple of the sum of both the participant’s annual base salary and the participant’s target annual bonus, paid in a lump sum within 60 days after termination. The Human Capital and Compensation Committee considers these protections to be an important part of the NEOs’ compensation and consistent with competitive market practices.
Mr. Trenary, Mr. Kakar and Mr. Dorah also participate in the Executive Severance Plan, absent a Change in Control. Upon termination by the executive for “Good Reason” (as defined by the Plan Document) or by the Company other than for “Cause” (as defined in the Plan Document), the Plan provides for the terminated executive to receive twelve months base salary; a prorated amount of the executive’s current year annual bonus based on actual performance; a prorated number of RSUs that have been outstanding at least six months, becoming 100% vested as of the date of employment termination; a prorated number of performance-based PRSUs that have been outstanding at least six months, continuing after the executive’s employment termination, based on actual performance.
Mr. Trenary retired September 30, 2024 and entered into a consulting agreement with Superior beginning October 1, 2024 with the purpose of providing support and consultation to our newly promoted Chief Financial Officer and assist with our balance sheet and debt requirements which had recently been finalized in August, 2024 and publicly reported. Mr. Trenary did not receive any severance payments upon retirement.
Risk Mitigation, Regulatory, and Other Considerations
Executive Stock Ownership Guidelines
The Board has approved Stock Ownership Guidelines under the Company’s Stock Ownership Policy for its executive officers, including the NEOs. The CEO is required to own shares equal to five times his annual base salary and all other executive officers are required to own shares equal to two times his or her annual base salary. The applicable level of stock ownership, which includes unvested RSUs and PRSUs, must be attained within five years of becoming subject to the Stock Ownership Policy. In addition, executive officers must retain 100% of shares acquired and net shares received upon exercise or vesting until they are in compliance with the required ownership level. As of the 2024 measurement date, all of our NEOs were at or above the applicable ownership requirement.
Clawback Policy
The Company maintains and operates a formal clawback policy that applies to certain incentive-based compensation received by executive officers, including the NEOs, after October 2, 2023. The clawback policy generally provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the clawback policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures. In general, the Company may utilize a broad range of recoupment methods under the clawback policy for mandatory accounting restatement clawbacks. The clawback policy does not condition such clawback on the fault of the executive officer, but the Company is not required to clawback amounts in limited circumstances where the Human Capital and Compensation Committee has made a determination that recovery would be impracticable and (1) the Company already attempted to recover such

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Executive Compensation and Related Information • Risk Mitigation, Regulatory, and Other Considerations

amounts but the direct expense paid to a third party in an effort to enforce the clawback policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code of 1986, as amended. Operation of the mandatory accounting restatement provisions of the clawback policy is subject to a brief phase-in process during the first few years after its effectiveness. The Company may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.
Tax Deductibility of Executive Compensation
One of the factors that the Human Capital and Compensation Committee considers when determining compensation is the anticipated tax treatment to Superior and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) generally places a limit of $1 million on the amount of compensation that Superior may deduct in any one year with respect to its certain covered executive officers. While the Human Capital and Compensation Committee generally considers this limit when determining compensation, the committee reserves the right to use its business judgment to authorize compensation payments that may exceed the limitation on deductibility under Section 162(m) when the committee believes that such payments are appropriate. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Human Capital and Compensation Committee’s control, also affect the deductibility of compensation.
The Human Capital and Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with Superior’s business needs.

52 | Superior Industries International, Inc.

Compensation Tables • 2024 Summary Compensation Table

COMPENSATION TABLES
2024 Summary Compensation Table
The following table provides summary information concerning the compensation earned for services rendered in all capacities to Superior by (i) all individuals serving as principal executive officer or acting in a similar capacity in 2024 and (ii) each of its other two most highly compensated executive officers whose total compensation for 2024 was in excess of $100,000 and who were serving as executive officers at the year-end of 2024.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Majdi Abulaban President and Chief Executive Officer	2024	900,000	—	3,207,383	—	711,000	—	22,215	4,840,598
	2023	850,000	1,500,000	2,769,356	—	691,688	—	21,463	5,832,506
Timothy Trenary Former Executive Vice President, Chief Financial Officer	2024	397,800	130,000	—	—	175,987	—	176,138	879,925
	2023	510,000	—	747,724	—	232,407	—	23,210	1,513,341
Michael Dorah Executive Vice President, Chief Operating Officer	2024	525,000	130,000	841,939	—	232,260	—	22,215	1,751,414
	2023	475,000	—	619,031	—	237,073		20,690	1,351,794
Parveen Kakar Senior Vice President, Chief Commercial & Technology Officer	2024	458,556	130,000	336,274	—	173,884	—	22,215	1,120,929
	2023	432,600	—	516,795	—	158,892	—	21,690	1,129,977

(1)
In 2024 Messrs. Trenary, Dorah and Kakar received a one-time bonus award for their work to transform the Company’s European manufacturing footprint, exiting a high-cost production facility in Germany and relocating that production to our lower cost, and more competitive, operations in Poland, which was essential for Superior’s long term competitiveness.

(2)
The 2024 stock awards value reflects the aggregate grant date fair value of time-based RSUs and performance-based RSUs granted pursuant to Superior’s 2018 Equity Plan to each of the participating NEOs computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note 16, “Stock-Based Compensation” in Notes to the Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data” of the Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 06, 2025. The time-based RSUs were valued at $2.98 per share while performance-based PRSUs based on relative TSR were valued at $3.82 per share using a Monte Carlo simulation performed to account for the market condition and determine an estimated value.

(3)
In 2024, Mr. Kakar was not a Named Executive Officer and did not receive an equity-based Long-Term Incentive grant. Instead, Mr. Kakar received a cash-based Long Term Incentive Grant in the amount of $504,411, subject to the same performance conditions as described on page 47 (see “2024 Long Term Equity Incentive Compensation”). Time-Based restricted cash will be reported in the subsequent years when it is paid, and not during the year of grant. The Performance-Based restricted cash award is reported the year of grant because the performance derives from the performance of Superior’s share price, per FASB718 requirements.

(4)
The amounts shown generally include matching contributions allocated by Superior to each NEO pursuant to the Savings and Retirement Plan, the value attributable to life insurance premiums paid by Superior on behalf of the NEOs, and a car allowance for each of the NEOs. In 2024, Mr. Trenary retired from active employment with Superior effective September 30, 2024, and entered into a consulting arrangement with the Company. Mr. Trenary received his regular base salary through September 30, 2024. Beginning October 1, 2024, Mr. Trenary commenced his consulting relationship with Superior to provide assistance to the newly promoted Chief Financial Officer and provide services to the Company following the successful refinancing of the Company’s debt. For these consulting services, Mr. Trenary received semi-monthly payments of $21,000 through December 31, 2024 for a total of $126,000 in consulting payments in 2024. Mr. Trenary will continue in this consulting capacity and under these same engagement and payment terms through June 30, 2025.

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Compensation Tables • 2024 Summary Compensation Table

Name	Time-Based RSUs ($)	PRSUs (at Target) ($)	PRSUs (at Maximum) ($)
Majdi Abulaban	900,000	2,307,383	4,614,766
Timothy Trenary	0	0	0
Michael Dorah	236,251	605,688	1,211,376
Parveen Kakar(1)	0	336,274	672,548

(1)
Mr. Kakar was not an NEO in early 2024 and received a Long-Term Incentive Award in cash rather than equity. Mr. Kakar received a time-based restricted cash grant of $168,137, and a performance-based LTI cash grant of $336,274 (subject to the same performance conditions as under the long-term equity grants).

54 | Superior Industries International, Inc.

Compensation Tables • Outstanding Equity Awards at 2024 Fiscal Year End

Outstanding Equity Awards at 2024 Fiscal Year End
The following table sets forth summary information regarding the actual number and market value of outstanding equity awards held by the NEOs at December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Majdi Abulaban	2024	—	—	—	—	302,013	616,107	604,027	1,232,215
	2023	—	—	—	—	134,409	274,194	403,226	822,581
	2022	—	—	—	—	66,199	135,046	—	—
Timothy Trenary	2024	—	—	—	—	—	—	—	—
	2023	—	—	—	—	36,290	74,032	108,871	222,097
	2022	—	—	—	—	17,874	36,463	—	—
Michael Dorah	2024	—	—	—	—	79,279	161,729	158,557	323,456
	2023	—	—	—	—	30,044	61,290	90,133	183,871
	2022	—	—	—	—	14,798	30,188	—	—
Parveen Kakar	2024	—	—	—	—	—	—	—	—
	2023	—	—	—	—	25,082	51,167	75,247	153,504
	2022	—	—	—	—	12,354	25,202	—	—

(1)	All RSU awards generally vest in equal annual installments over three years from the grant date.
(2)
Reflects the value calculated by multiplying the number of shares or units (RSUs) by $2.04, which was the closing price of Superior’s stock on December 31, 2024, the last trading day in our 2024 fiscal year.

(3)
The amounts reported in this column represent PRSU awards granted to our NEOs from 2023 to 2024. Based on performances from January 1, 2023 through December 31, 2026, the PRSU amounts are reported at their target levels.

(4)
Reflects the value calculated by multiplying the number of shares or units (PRSUs) by $2.04, which was the closing price of Superior’s stock on December 31, 2024, the last trading day in our 2024 fiscal year.

Potential Payments upon Termination of Employment or Change in Control
For a description of benefits upon termination of employment or change of control, see the “2023 Executive Compensation Components – Severance / Termination / Change in Control Benefits” portion of the “Narrative Disclosure Regarding Compensation” section of this Proxy Statement.
Change in Control Provisions Under Other Agreements. The 2018 Equity Incentive Plan provides that a change in control generally occurs upon the occurrence of any of the following: (1) any person becomes the beneficial owner of securities representing 50% or more of the total voting power of Superior’s outstanding voting securities; (2) consummation of a sale or disposition by Superior of all or substantially all of its assets; (3) consummation of a merger or consolidation of Superior with any other corporation, unless Superior’s stockholders continue to control at least 50% of the total voting power of the successor entity; or (4) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, during any period of two consecutive years, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent

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Compensation Tables • Potential Payments upon Termination of Employment or Change in Control solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose appointment, election or nomination for election was previously so approved or recommended.
The 2018 Equity Incentive Plan provides that, unless otherwise provided in an applicable award agreement, all outstanding equity awards will immediately vest (at target for PRSUs) if (i) the participant is terminated without cause or resigns with good reason within two years following a change in control (“Double Trigger”) or (ii) upon a change in control if the awards are not assumed by the successor company.

56 | Superior Industries International, Inc.

Compensation Tables • Pay Versus Performance

Pay Versus Performance
Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and certain elements of our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” (or “CAP”) to our principal executive officer (the “PEO”) and our other NEOs (the “Other NEOs”), we are required to make various adjustments to the amounts that have been reported in this year’s (and prior years) Summary Compensation Tables, as the SEC’s valuation methods for this section differ from those required by the Summary Compensation Table rules. The Pay Versus Performance table below summarizes compensation values reported in our Summary Compensation Tables as well as the adjusted values required in this section for the 2022, 2023 and 2024 fiscal years. Note that for our Other NEOs, compensation (and the adjustments described below) are reported on an average basis.
PAY VERSUS PERFORMANCE

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO ($)(1) (b)	Compensation Actually Paid to PEO ($)(1)(2) (c)	Average Summary Compensation Table Total for Other Non-PEO NEOs ($)(1) (d)	Average Compensation Actually Paid to Other Non-PEO NEOs ($)(1)(3) (e)	Total Shareholder Return ($)(4) (f)	Net Income (in 000’s) ($)(5) (g)
2024	4,840,598	2,273,769	1,306,802	945,666	49.88	(78,182)
2023	5,832,507	4,186,045	1,432,567	1,071,370	78.24	(92,852)
2022	6,962,743	6,668,162	1,759,623	1,781,907	103.18	37,034

(1)
The PEO and non-PEO NEOs for each year are: Majdi Abulaban, (PEO); and Tim Trenary, Michael Dorah and Parveen Kakar (non-PEO NEOs). The non-PEO NEOs in 2023 were Tim Trenary and Michael Dorah. The non-PEO NEOs for 2022 were Tim Trenary and Parveen Kakar.

(2)
For 2024, to determine CAP to our PEO, as an adjustment to the Summary Compensation Table Total value for the PEO for 2024, we: (a) subtracted the reported Summary Compensation Table Stock Awards column value for 2024 of $3,207,383; (b) added $1,606,711 as the 2024 year-end fair value of stock awards granted in 2024 and outstanding at 2024 year-end; (c) added $0 as the vesting date fair value of stock awards granted in 2024 that vested in 2024; (d) subtracted $710,286 as the change in fair value (from 2023 year-end to 2024 year-end) of stock awards granted in prior years that were outstanding at 2024 year-end; (e) added $147,283 as the change in fair value (from 2023 year-end to the vesting date) of stock awards granted in prior years that vested in 2024; (f) subtracted $403,154 as the 2023 year-end fair value of stock awards granted in prior years that were forfeited or failed to vest in 2024; and (g) added $0 as the value of dividend equivalents paid or accrued in 2024 on applicable stock awards. Please note that, while similar adjustment information was provided in our 2024 proxy statement for 2022 and 2023, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because it is not material to the Company’s stockholders understanding of the information reported in the Pay Versus Performance table for 2024 or the relationship disclosures provided below.

(3)
For 2024, to determine CAP to our Other NEOs, as an adjustment to the average Summary Compensation Table Total value for the Other NEOs for 2024, we: (a) subtracted the reported Summary Compensation Table Stock Awards column value for 2024 of $280,646; (b) added $140,588 as the 2024 year-end fair value of stock awards granted in 2024 and outstanding at 2024 year-end; (c) added $0 as the vesting date fair value of stock awards granted in 2024 that vested in 2024; (d) subtracted $161,032 as the change in fair value (from 2023 year-end to 2024 year-end) of stock awards granted in prior years that were outstanding at 2024 year-end; (e) added $31,356 as the change in fair value (from 2023 year-end to the vesting date) of stock awards granted in prior years that vested in 2024; (f) subtracted $91,400 as the prior year-end fair value of stock awards granted in prior years that were forfeited or failed to vest in 2024; and (g) added $0 as the value of dividend equivalents paid or accrued in 2024 on applicable stock awards. Please note that, while similar adjustment information was provided in our 2024 proxy statement for 2022 and 2023, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because it is not material to the Company’s stockholders understanding of the information reported in the Pay Versus Performance table for 2024 or the relationship disclosures provided below.

(4)
The values as of December 31, 2021 and disclosed in this TSR column represent the one-year, two-year and three-year cumulative measurement period values of an investment of $100 in SUP stock as of December 31, 2022, December 31, 2023 and December 31, 2024 respectively.

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Compensation Tables • Pay Versus Performance

(5)	Net Income as reported in our Annual Reports on Form 10-K filed on March 6, 2025, March 7, 2024, and March 3, 2023, respectively.
Supplemental Information for Pay Versus Performance Table
The tables below provide further summary information to explain the difference between Total compensation as reported in the Summary Compensation Tables and CAP paid to the PEO and Non-PEO NEOs in accordance with Item 402(v) of Regulation S-K, as disclosed above in the Pay Versus Performance table:

Year	Reported Summary Compensation Table Total for PEO ($)	Change in estimated value of Stock Awards ($)(1)	Compensation Actually Paid to PEO ($)
2024	4,840,598	(2,566,829)	2,273,769

Year	Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Change in estimated value of Stock Awards ($)(1)	Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,306,802	(361,135)	945,666

(1)	Adjusted amounts are described in footnotes two and three to the Pay Versus Performance table above.

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Compensation Tables • Pay Versus Performance

Descriptions of Relationships Between CAP and Certain Financial Performance Measure Results
The following charts provide, across 2022, 2023 and 2024, a description of the relationships between (1) PEO CAP and the financial performance measures results set forth in columns (f) and (g) of the Pay Versus Performance table above, and (2) Other NEO CAP and the financial performance measures results set forth in columns (f) and (g) of the Pay Versus Performance table above.

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Audit Committee Report

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed with Superior’s management and Deloitte & Touche LLP (“Deloitte”) the audited consolidated financial statements of Superior contained in Superior’s Annual Report on Form 10-K for the 2024 fiscal year. The Audit Committee has also discussed with Deloitte the matters required to be discussed pursuant to applicable auditing standards.
The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence from Superior.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Superior’s Annual Report on Form 10-K for its 2024 fiscal year for filing with the SEC.
Submitted by the Audit Committee
Ellen B. Richstone, Chair
Michael R. Bruynesteyn
Paul J. Humphries

60 | Superior Industries International, Inc.

Information About the Annual Meeting and Voting

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Notice of Electronic Availability of Proxy Statement and Annual Report
We are making this Proxy Statement and our Annual Report available to stockholders electronically via the Internet. This Notice of Annual Meeting of Shareholders (the “Notice”) and the Proxy Statement are being distributed or made available on or about April 4, 2025.
The Notice also contains instructions on how to request a printed copy of the proxy materials. In addition, you may elect to receive future proxy materials in printed form by mail or electronically by e-mail by following the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail, unless you elect otherwise.
Why did you send me this proxy statement?
We sent you this Proxy Statement and the proxy card because the Board is soliciting your proxy to vote at the Annual Meeting to be held on May 21, 2025, at 10:00 a.m. Eastern Time via live audio webcast, and at any postponements or adjournments of the Annual Meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.
Why is the Annual Meeting being webcast?
We are continuing with a virtual format for our 2025 Annual Meeting, which provides expanded access to stockholders to participate from any location at no cost to them. You will not be able to attend the Annual Meeting in person.
How do I access the virtual Annual Meeting?
Any stockholder can listen and participate in the Annual Meeting via a live audio webcast at www.virtualstockholdermeeting.com/SUP2025. The webcast will start at 10:00 a.m. Eastern Time. You will need your 16-digit control number that is shown on your Notice, proxy card or voting instruction form to vote and submit questions while attending the meeting online. Stockholders who attend the virtual meeting with their 16-digit control number will have the same rights and opportunities to participate as they would at an in-person meeting. If your voting instruction form does not include a 16-digit control number, you must contact your brokerage firm, bank, or other financial institution (“broker”) for instructions to access the meeting. If you do not have your 16-digit control number, you will still be able to attend the Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote, ask questions, or otherwise participate.
Stockholders are encouraged to log into the webcast 15 minutes prior to the start of the meeting to provide time to register, test their internet or cell phone connectivity, and download the required software, if needed.
How do I ask questions at the Annual Meeting?
Stockholders have multiple opportunities to submit questions to the Company for the Annual Meeting. The Annual Meeting will include a question and answer session, during which we will answer questions submitted in accordance with the meeting rules posted on the meeting website www.virtualstockholdermeeting.com/SUP2025 and that are relevant to the Company and meeting matters. You will have an opportunity to submit written questions via the Internet at any time during the meeting by following the instructions that will be available on the meeting website. You may also submit written questions in advance of the Annual Meeting at www.proxyvote.com. In both cases, you must have your 16-digit control number included on your Notice, proxy card or voting information form.
If time does not permit us to address each question received either before or during the Annual meeting, the Company’s answers will be posted to the “Investor Relations” section of our website at www.supind.com as soon as possible after the meeting.

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Information About the Annual Meeting and Voting

What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?
A toll-free technical support “help line” will be available on the morning of the Annual Meeting for any stockholder who is having challenges logging into or participating in the meeting. If you encounter technical difficulties, please call the technical support line number that will be posted on the virtual Annual Meeting login page at www.virtualstockholdermeeting.com/SUP2025. The technical support will not be able to provide you with your 16-digit control number, however, so ensure that you have that number available prior to accessing the virtual Annual Meeting.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
You may receive more than one notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).
How can I get electronic access to the proxy materials?
Superior’s proxy materials also are available at www.proxyvote.com. This website address is included for reference only. The information contained on this website is not incorporated by reference into this Proxy Statement.
Who is entitled to vote?
The record holders of the 29,753,837 shares of the Company’s common stock and 150,000 shares of Series A Preferred Stock outstanding on the close of business on March 27, 2025 (the “Record Date”) are entitled to vote at the Annual Meeting.
How many votes do I have?
Each holder of Superior common stock and Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record. If your shares are registered directly in your name with Superior’s transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by Superior.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee or nominee how to vote your shares.

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If I am a stockholder of record of Superior’s shares, how do I vote?
If you are a stockholder of record, there are four ways to vote:
•
At the Annual Meeting. While we encourage you to vote your shares prior to the Annual Meeting, you may vote online at the Annual Meeting by logging into the virtual platform at www.virtualstockholdermeeting.com/ SUP2025 as a stockholder and following the voting link. You will need your 16-digit control number found on your Notice, proxy card or voting instruction form to do so.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions included on your Notice, proxy card or voting instruction form included with your materials.
•	By Telephone. You may vote by proxy by calling the toll-free number found on the notice, proxy card or voting instruction form included with your materials.
•	By Mail. You may vote by proxy by filling out the proxy card or voting instruction form and returning it in the envelope provided.
If I am a beneficial owner of shares held in street name, how do I vote?
If you are a beneficial owner of shares held in street name, there are two ways to vote:
•
At the Annual Meeting. While we encourage you to vote your shares prior to the Annual Meeting, you may vote online at the Annual Meeting by logging into the virtual platform at www.virtualstockholdermeeting.com/SUP2025 as a stockholder and following the voting link. You will need your 16-digit control number found on your Notice, proxy card or voting instruction form to do so.

•
By Proxy. If you are a beneficial owner of shares held in street name, this Proxy Statement and accompanying materials have been forwarded to you by the organization that holds your shares. Such organization will vote your shares in accordance with your instructions using the methods set forth in the information provided to you by such organization. See “What is a broker non-vote?” below.

What is a quorum?
For business to be conducted at the Annual Meeting, a quorum must be present. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. Each holder of Superior common stock and Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date. As of the Record Date, there were 35,440,345 votes representing 29,753,837 common shares outstanding and the 150,000 shares of Series A Preferred Stock outstanding that would be convertible into 5,686,508 shares of common stock. Accordingly, shares representing 17,720,173 votes must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and “broker non-votes” will be counted for the purpose of determining whether a quorum is present for the transaction of business.
An independent inspector of elections appointed for the Annual Meeting will determine whether a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. If a quorum is determined to not be present, the Annual Meeting will be adjourned until a quorum is obtained.
What happens if I do not give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:
•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or
•	Sign and return the proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and, in accordance with applicable law, as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

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Information About the Annual Meeting and Voting

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a broker non-vote. To minimize the number of broker non-votes, Superior encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the voting instruction form.
Which ballot measures are considered routine?
The only routine matter is the ratification of the appointment of independent auditors (Proposal No. 4). All other matters are non-routine measures.
What is the voting requirement to approve each of the proposals and how are broker non-votes and abstentions treated?
The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to approve each other proposal. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of directors	For or withhold with respect to each nominee.
Plurality voting; the eight persons receiving the greatest number of “for” votes will be elected as directors. Proxies may not be voted for more than eight directors. Stockholders may not cumulate votes for directors.*

			No effect.	No effect; no broker discretion to vote.
Approval of Amendment and Restatement of the Company’s 2018 Equity Incentive Plan, as Amended.	For, against, or abstain.
Shares voted “for” the proposal must exceed the number of shares voted “against” the proposal.

Shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at the Annual Meeting. (the “Quorum Majority”).
			No effect. An abstention does not count as a vote cast, provided that the votes cast equal a Quorum Majority.	No effect; no broker discretion to vote.
Advisory vote to approve Superior’s named executive officer compensation	For, against, or abstain.
Shares voted “for” the proposal must exceed the number of shares voted “against” the proposal.

Shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at the Annual Meeting. (the “Quorum Majority”),**
			No effect. An abstention does not count as a vote cast, provided that the votes cast equal a Quorum Majority.	No effect; no broker discretion to vote.

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Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Ratification of selection of Deloitte & Touche LLP	For, against, or abstain.	Shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. Shares voting affirmatively must equal at least a Quorum Majority.	No effect. An abstention does not count as a vote cast, provided that the votes cast equal a Quorum Majority.	No broker non-votes; brokers have discretion to vote.

*
In an uncontested election, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee and the Board must then decide whether or not to accept the tendered resignation.

**	This means that the shares voting affirmatively must be greater than 25% of the outstanding shares entitled to vote.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by voting online at the Annual Meeting. However, your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote online at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to Superior’s Corporate Secretary at 26600 Telegraph Rd., Southfield, MI 48033 no later than 11:59 p.m. Eastern Time on May 20, 2025.
Who will serve as the inspector of election?
Broadridge will serve as the independent inspector of election.
Who is paying the costs of this proxy solicitation?
Superior is paying the costs of the solicitation of proxies. We have engaged Okapi Partners LLC (“Okapi”) to assist with the solicitation of proxies. We will pay Okapi $7,500 plus reasonable out-of-pocket expenses. Superior will also reimburse brokerage firms, banks, broker-dealers or other similar organizations for the cost of forwarding proxy materials to beneficial owners. In addition, certain of Superior’s directors, officers, and regular employees, without additional compensation, may solicit proxies on Superior’s behalf in person, by telephone, by electronic mail, or by fax.
How can stockholders nominate individuals to serve as directors?
Our Bylaws include a proxy access provision that allows a stockholder or group of no more than 20 eligible stockholders that has maintained continuous ownership of 3% or more of our common stock for at least three years, to include in our proxy materials for an annual meeting of stockholders a number of director nominees for up to 20% of the directors then in office as of the last day on which a notice of proxy access nomination may be delivered to the Company. An eligible stockholder must maintain the 3% ownership requirement at least until the annual meeting at which the proponent’s nominee will be considered. Proxy access nominees who withdraw, become ineligible or unavailable or who do not receive at least a 25% vote in favor of election will be ineligible as a nominee for the following two years.
The proponent is required to provide the information about itself and the proposed nominee(s) that is specified in the proxy access provision of our Bylaws. The required information must be in writing and provided to the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the

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Information About the Annual Meeting and Voting

date that the Company first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. We are not required to include any proxy access nominee in our proxy statement if the nomination does not comply with the proxy access requirements of our Bylaws.
If any stockholder notifies us of its intent to nominate one or more director nominees under the advance notice provision in our Bylaws, we are not required to include any such nominee in our proxy statement for the annual meeting.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2026 Annual Meeting of stockholders?
Requirements for Stockholder Proposals to Be Considered for Inclusion in Superior’s Proxy Materials. Proposals that a stockholder intends to present at the 2026 Annual Meeting of stockholders and wishes to be considered for inclusion in Superior’s proxy statement and form of proxy relating to the 2026 Annual Meeting of stockholders must be received no later than December 5, 2025.

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Information About the Annual Meeting and Voting

Requirements for Other Stockholder Proposals to Be Brought Before the 2026 Annual Meeting of Stockholders and Director Nominations. Our Amended and Restated Bylaws provide that any stockholder proposals (other than those made under Rule 14a-8 of the Exchange Act) and any nomination of one or more persons for election as a director be made not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the one-year anniversary of the date of the preceding year’s annual meeting. Accordingly, in order for a stockholder proposal or director nomination to be considered at the 2026 Annual Meeting, a written notice of the proposal or the nomination must be received by the Corporate Secretary of Superior no earlier than January 21, 2026 and no later than February 20, 2026. If you wish to bring a matter before a general meeting outside the process described above, you may do so by following the procedures set forth in the Company’s Certificate of Incorporation and Bylaws and Delaware General Corporation Law.
How can I find the results of the Annual Meeting voting?
We will publish the voting results in a current report on form 8-K within four business days after the Annual Meeting, and we will publish the results on our website supind.com
Who can answer my questions?
If you have questions or require assistance in the voting of your shares, please call Okapi Partners LLC, the firm assisting the Company in its solicitation of proxies:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
+ 1 (212) 297-0720 (Main)
+ 1 (855) 305-0856 (Toll-Free)
Email: info@okapipartners.com
Stockholder Communications with the Board
Stockholders and third parties may communicate with Superior’s Board, or any individual member or members of the Board, through Superior’s Corporate Secretary at Superior Industries International, Inc., 26600 Telegraph Rd., Southfield, MI 48033, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to Superior for forwarding to the Board or specified director or directors will be forwarded in accordance with the stockholder’s instructions. However, the Company reserves the right not to forward to directors any abusive, threatening or otherwise inappropriate materials.

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Stockholders Sharing the Same Address

STOCKHOLDERS SHARING THE SAME ADDRESS
Only one copy of each of our annual report to shareholders and this Proxy Statement have been sent to multiple shareholders who share the same address and last name, unless we have received contrary instructions from one or more of those shareholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household proxy materials. We will deliver promptly, upon oral or written request, separate copies of the annual report and proxy statement to any shareholder at the same address. If you wish to receive separate copies of one or both of these documents, or if you do not wish to participate in householding in the future, you may write to our Corporate Secretary at 26600 Telegraph Rd., Southfield, MI 48033 or call (248) 352- 7300. You may contact your broker or bank to make a similar request. Shareholders sharing an address who now receive multiple copies of our annual report and proxy statement may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

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Form 10-K

FORM 10-K
Superior will mail without charge, a copy of our Annual Report on form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC. Requests should be sent to: Superior Industries International, Inc., 26600 Telegraph Rd., Southfield, Michigan, Attn: Corporate Secretary. Our proxy material and Annual Report are available at www.supind.com and at www.proxyvote.com.

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APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL
MEASURES
In this Proxy Statement, under “2024 Performance & Business Highlights” and the “2024 Company Financial and Business Performance Highlights,” portion of the “Narrative Disclosure Regarding Compensation” section, we provide information regarding Adjusted EBITDA, Value-Added Sales, Value-Added Sales excluding Foreign Exchange, Value-Added Sales Adjusted for Foreign Exchange & Deconsolidation, Content per Wheel, Free Cash Flow, and Net Debt. These measures used in this section are key measures that are not calculated in accordance with GAAP. For reconciliations of these non-GAAP measures to the most directly comparable GAAP measure, see the tables set forth below. Management believes these non-GAAP financial measures are useful to management and may be useful to investors in their analysis of the Company’s financial position and results of operations. Further, management uses these non-GAAP financial measures for planning and forecasting purposes. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP and may be different from similar measures used by other companies.
“Adjusted EBITDA,” defined as earnings before interest income and expense, income taxes, depreciation, amortization, restructuring charges and other closure costs and impairments of long-lived assets and investments, changes in fair value of redeemable preferred stock embedded derivative liability, acquisition and integration and certain hiring and separation related costs, proxy contest fees, gains associated with early debt extinguishment and accounts receivable factoring fees. “Value-Added Sales,” defined as net sales less the value of aluminum and services provided by outsourced service providers that are included in net sales. “Value-Added Sales excluding Foreign Exchange,” defined as Value-Added Sales adjusted for the impact of foreign exchange translation. “Content per Wheel,” defined as Value-Added Sales excluding Foreign Exchange on a per unit (wheel) shipment basis. “Free Cash Flow,” defined as the net cash from operations, investing activities, and non-debt components of financing activities. “Unlevered Free Cash Flow”, as defined Cash Flow Provided (Used) by Operating Activities less Capital Expenditures plus Cash Interest Paid, net of Interest Income, and other refinancing costs. “Net Debt,” defined as total funded debt less cash and cash equivalents.
Adjusted EBITDA

(Millions of dollars)	FY 2023	FY 2024
Net Income (Loss)	$(92.9)	$(78.2)
Interest Expense, net	62.1	67.1
Income Tax Provision (Benefit)	(23.9)	25.5
Depreciation	73.5	66.9
Amortization	19.5	19.5
Acquisition, Integration, Hiring/Separation/Restructuring Costs, and Other	40.4	42.0
Loss on Deconsolidation of Subsidiary	79.6	0
Factoring Fees	4.2	5.9
Change in Fair Value of Embedded Derivative Liabilities	(3.4)	(2.4)

Adjustments to Net Income (Loss)	$252.0	$224.5

Adjusted EBITDA	$159.2	$146.3

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Value-Added Sales, Value-Added Sales excluding Foreign Exchange, and Content per Wheel

(Millions of dollars except per wheel data, Units in Thousands)	FY 2023	FY 2024
Net Sales	$1,385.3	$1,267.3
Less: Aluminum Value and Outside Service Provider Costs	(637.7)	(576.1)

Value-Added Sales	$747.6	$691.2
Currency Impact on Value-Added Sales*	0	(0.8)

Value-Added Sales excluding Foreign Exchange	$747.6	$690.4
Wheels Shipped	14,562	13,794

Content per Wheel	$51.34	$50.05*

*	Stated in 2023 currency
Free Cash Flow

(Millions of dollars)	FY 2023	FY 2024
Cash Flow Provided By Operating Activities	$64.4	$18.3
Cash Flow Used In Investing Activities	(45.6)	(28.3)
Cash Payments for Non-debt Financing Activities	(16.9)	(4.7)

Free Cash Flow	$1.9	$(14.7)

Unlevered Free Cash Flow

(Millions of dollars)	FY 2023	FY 2024
Net Cash Provided (Used) by Operating Activities	$64.4	$18.3
Capital Expenditures	(41.2)	(28.3)
Refinancing Costs	—	6.8
Cash Interest Paid, Net of Interest Income	56.8	58.6

Unlevered Free Cash Flow	$80.0	$55.4

Net Debt

(Millions of dollars)	FY 2023	FY 2024
Long Term Debt (Less Current Portion)(1)	$632.2	$511.9
Short Term Debt	5.3	7.9

Total Debt(1)	637.5	519.8
Less: Cash and Cash Equivalents	(201.6)	(40.1)

Net Debt	$435.9	$479.7

(1)	Excluding Debt Issuance Costs

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APPENDIX B
SUPERIOR INDUSTRIES INTERNATIONAL, INC.
2018 EQUITY INCENTIVE PLAN
(Amended and Restated as of May 21, 2025)
ARTICLE 1
BACKGROUND AND PURPOSE
1.1 Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock- Based Awards.
1.2 Purpose of the Plan. The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) certain consultants who provide significant services to the Company or its Affiliates and (c) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate. The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s shareholders.
ARTICLE 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.
2.2 “Administrator” means, collectively, (a) the Board, (b) the Committee, or (c) one or more Directors or executive officers of the Company designated by the Board to administer the Plan or specific portions thereof as provided in Section 4.4; provided, however, that Awards to Nonemployee Directors may only be granted by a committee of the Board consisting of two or more Independent Directors.
2.3 “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
2.4 “Applicable Law” means the legal requirements relating to the administration of an Award issued pursuant to the Plan and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by any stock exchange or quotation system upon which the Shares may then be listed or quoted.
2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards, and Other Stock-Based Awards.
2.6 “Award Agreement” means the written agreement or program document or other type or form of writing or other evidence approved or provided for by the Committee, between the Company and a Participant, evidencing

B-1

an Award hereunder and setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date. An Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company.
2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.
2.8 “Cause” shall have the meaning assigned to such term in any Company or Affiliate employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Cause,” Cause means, unless otherwise determined by the Administrator in an applicable Award Agreement, (a) commission of, indictment for, or conviction of a felony or crime involving moral turpitude or dishonesty, (b) an act of theft, fraud, embezzlement or misappropriation, (c) violation of Company (or any Affiliate) policies, acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (d) willful failure to perform duties on behalf of the Company (or any Affiliate), (e) misuse of any confidential, secret, privileged or non-public information relating to the Company’s (or any Affiliate’s) business, or (f) participating in a hostile takeover attempt of the Company or an Affiliate.
2.9 “Change in Control” means, unless otherwise determined by the Administrator in an applicable Award Agreement, the occurrence of any of the following:
(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
(b) The following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended;
(c) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
2.10 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.11 “Committee” means any committee of the Board designated in accordance with Section 4.1 to administer the Plan and consisting of two or more members of the Board, each of who is intended to be (a) a “Non-Employee Director” within the meaning of Rule 16b-3 under the 1934 Act and (b) an “Independent Director within the meaning of the rules of NYSE.
2.12 “Company” means Superior Industries International, Inc., or any successor thereto.

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2.13 “Consultant” means any consultant, independent contractor or other person who provides significant services (other than capital-raising activities) to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director, and who satisfies the Form S-8 definition of an “employee”.
2.14 “Continuous Service” means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Service shall not be considered interrupted in the following cases: (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company and any Subsidiary or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is approved by the Company but not guaranteed by statute or contract, then such employment will be considered terminated on the ninety-first (91st) day of such leave and on such date any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. In the event a Participant’s status changes among the positions of Employee, Director and Consultant, the Participant’s Continuous Service shall not be considered terminated solely as a result of any such changes in status. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Administrator at its discretion, and any determination by the Administrator shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Section 409A of the Code, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treasury Regulations Section 1.409A-1(h).
2.15 “Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.
2.16 “Disability” means, unless otherwise determined by the Administrator in an applicable Award Agreement, a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
2.17 “Eligible Participant” means an Employee, Director or Consultant.
2.18 “Employee” means any individual who is a common-law employee (including a leased employee) of the Company or of an Affiliate.
2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the base price used to determine the amount of cash or number of Shares payable to a Participant upon the exercise of a SAR.
2.20 “Fair Market Value” means with respect to a Share, as of any date, the closing sales price for such Share on the Grant Date of the Award, provided the Shares are listed on an established stock exchange or a national market system, including without limitation the New York Stock Exchange (“NYSE”). If no sales were reported on such Grant Date of the Award, the Fair Market Value of a Share shall be the closing price for such Share as quoted on the NYSE (or the exchange with the greatest volume of trading in the Shares) on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on an established stock exchange or national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Code Section 409A and the applicable Treasury regulations.
2.21 “Fiscal Year” means a fiscal year of the Company.

B-3

2.22 “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Shares (or at the discretion of the Administrator, settled in cash valued by reference to Share value).
2.23 “Full-Value Award Limitation” means the limit on Full-Value Awards specified in Section 5.4.
2.24 “Good Reason” shall, unless otherwise determined by the Administrator in an applicable Award Agreement, have the meaning assigned to such term in any Company or Affiliate employment, severance, or similar agreement or Award Agreement with the Participant, to the extent applicable.
2.25 “Grant Date” means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.
2.26 “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code, or any successor provision.
2.27 “Independent Director” means a Nonemployee Director who is (a) a “nonemployee director” within the meaning of Rule 16b-3 of the 1934 Act and (b) “independent” as determined under the applicable rules of the NYSE, as any of these definitions may be modified or supplemented from time to time.
2.28 “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.
2.29 “Nonqualified Stock Option” means an option to purchase Shares that is not an Incentive Stock Option.
2.30 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.31 “Other Stock-Based Award” means a right or other interest granted to a Participant pursuant to Section 11 of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
2.32 “Participant” means an Employee, Consultant or Nonemployee Director who has been granted an Award.
2.33 “Performance Award” means an Award granted to a Participant pursuant to Section 10 of the Plan, the vesting of which is contingent on the satisfaction of specified performance conditions.
2.34 “Period of Restriction” means the period during which the transfer of Shares underlying Awards of Restricted Stock or Restricted Stock Units are subject to restrictions that subject the Shares to a substantial risk of forfeiture and restrictions against transferability.
2.35 “Plan” means this Superior Industries International, Inc. 2018 Equity Incentive Plan, as amended or amended and restated from time to time. This Plan was last amended and restated as of May 21, 2025.
2.36 “Restricted Stock” means an Award granted to a Participant pursuant to Section 9 of the Plan. An Award of Restricted Stock constitutes a transfer of ownership of Shares to a Participant from the Company subject to a substantial risk of forfeiture and restrictions against transferability, assignment, and hypothecation. Under the terms of the Award, the substantial risk of forfeiture and the restrictions against transferability are removed when the Participant has met the specified vesting requirement.

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2.37 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9 of the Plan. An Award of Restricted Stock Units constitutes the right to receive Shares (or the equivalent value in cash or other property if the Administrator so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.
2.38 “Retirement” shall mean, unless otherwise determined by the Administrator in an applicable Award Agreement, satisfactory completion of the Company’s guidelines for retirement as specified by the Company’s retirement policy, as may be in effect from time to time.
2.39 “SEC” means the U.S. Securities and Exchange Commission.
2.40 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act regarding the Company.
2.41 “Shares” means shares of common stock of the Company.
2.42 “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Section 8 of the Plan. Upon exercise, a SAR gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price. Both the number of SARs and the Exercise Price are determined on the Grant Date. For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the award agreement specifies that the SARs will be settled in Shares. Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share. Upon exercise of the SAR, the Participant is entitled to receive 50 Shares [(($20-$10)x100)/$20].
2.43 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
ARTICLE 3
HISTORY; EFFECTIVE DATE AND TERM
3.1 History; Effective Date. The Superior Industries International, Inc. 2008 Equity Incentive Plan was originally approved by the Company’s shareholders at the 2008 Annual Meeting of shareholders and became effective on May 30, 2008 (the “2008 Plan”). The 2008 Plan was subsequently amended and restated and re-approved by the Company’s shareholders at the 2013 Annual Meeting (the “2013 Plan”). The 2013 Plan was subsequently amended and restated and re-approved by the Company’s shareholders at the 2018 Annual Meeting (the “2018 Plan”). The 2018 Plan was subsequently amended and restated and re-approved by the Company’s shareholders at the 2021 Annual Meeting (the “2021 Plan”). The 2021 Plan was subsequently amended and restated and re-approved by the Company’s shareholders at the 2023 Annual Meeting (the “2023 Plan”). The 2023 Plan is now being amended and restated in the form of this Plan document. Subject to the approval of the Company’s shareholders at the 2025 Annual Meeting, this amendment and restatement of the Plan document will become effective on the date that it is approved by the Company’s shareholders (the “Effective Date”).
3.2 Term. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth (10th) anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

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ARTICLE 4
ADMINISTRATION
4.1 The Administrator. The Plan shall be administered by a Committee of the Board appointed by the Board (which Committee shall consist of at least two Directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the Directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are Section 16 Persons. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Human Capital and Compensation Committee of the Board is designated as the Administrator to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. Notwithstanding any of the foregoing, grants of Awards to Nonemployee Directors under the Plan shall be subject to the applicable award limit set forth in Section 5.4 hereof.
4.2 Action and Interpretation by the Administrator. For purposes of administering the Plan, the Administrator may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Administrator may deem appropriate. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Administrator’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all persons and shall be given the maximum deference permitted by Applicable Law. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Administrator will be liable for any good faith determination, act or omission in connection with the Plan or any Award.
4.3 Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to: (a) determine which Employees, Consultants and Directors shall be granted Awards; (b) determine the vesting conditions, if any, applicable to Awards and the circumstances under which vesting conditions may be modified, (c) determine the other terms and conditions of the Awards, (d) interpret the Plan, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (f) interpret, amend or revoke any such rules, and (g) adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.
4.4 Delegation. In accordance with Section 152 and 157 (or any other applicable section) of the Delaware General Corporation Law, the Board or Committee may, by resolution, expressly delegate to a special committee, consisting of one or more Board members, or to one or more officers of the Company the authority, within specified parameters as to the number of Awards, to (a) designate Eligible Participants to be recipients of Awards under the Plan, (b) to determine the number of Shares subject to such Awards to be received by any such Participants, and (c) determine the other terms and conditions of such awards as permitted by applicable law; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to Eligible Participants (x) who are Nonemployee Directors or (y) who are Section 16 Persons at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the

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Board and such delegates shall report regularly to the Board and the Administrator regarding the delegated duties and responsibilities and any Awards so granted. The Administrator may also delegate nondiscretionary administrative duties to other parties as it deems appropriate.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
5.1 Number of Shares. Subject to adjustment as provided in Section 5.3, as well as the share counting rules under this Plan, the total number of Shares available for grant under the Plan shall be 11,450,000 (consisting of 3,500,000 shares approved in 2008, 850,000 Shares approved in 2013, 2,000,000 Shares approved in 2021, and an additional 3,400,000 Shares approved in 2023, and an additional 1,700,000 Shares to be approved in 2025). Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.
5.2 Share Counting. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2:
(a) To the extent that an Award is canceled, terminates, expires, is forfeited, is unearned in full or lapses for any reason, any applicable unissued, forfeited or unearned Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(b) Applicable Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(c) The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) Shares used to pay the Exercise Price or withholding taxes related to an outstanding Option or SAR, (iii) Shares repurchased on the open market with the proceeds of the exercise price of an Option or (iv) Shares surrendered, withheld or otherwise used to cover taxes due upon the vesting of an Award.
(d) To the extent that the full number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan. For the avoidance of doubt, Shares underlying Awards that are subject to the achievement of performance goals shall be counted against the Plan share reserve based on the maximum value of such Awards unless and until such time as such Awards become vested and settled in Shares.
(e) Substitute Awards granted pursuant to Section 5.6 of the Plan shall not count against (or be added back to) the Shares otherwise available for issuance under the Plan under Section 5.1.
(f) Subject to applicable stock exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against (or be added back to) the maximum share limitation specified in Section 5.1.
5.3 Adjustments in Awards and Authorized Shares. The number and kind of shares authorized for grant under the Plan in Section 5.1, the Award limits in Section 5.4, the number and kind of shares covered by each outstanding Award, and the per share exercise price of each such Option or SAR, and all other Award terms, shall be equitably adjusted in connection with any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, spin-off, stock dividend on the Shares, or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Administrator may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may

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determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option or SAR with an Exercise Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Administrator may in its discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. The Administrator shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction, and the decisions of the Administrator in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. Notwithstanding any anti-dilution provision in the Plan, the Administrator shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treasury Regulations Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.
5.4 Limitations on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 5.3):
(a) Incentive Stock Options Limitation. No more than 6,400,000 Shares may be granted over the life of the Plan in the form of Incentive Stock Options.
(b) [Intentionally Omitted]
(c) Awards to Nonemployee Directors. Notwithstanding anything to the contrary in the Plan, effective May 25, 2021, no Participant who is a Nonemployee Director shall be granted Nonemployee Director compensation for such service (inclusive of equity and cash compensation) in excess of $500,000 during any calendar year, with the value of any Shares determined as of the applicable Grant Date(s). The Board may make exceptions to this limit for a non-executive chair of the Board, or in extraordinary circumstances, for other Nonemployee Directors, provided that a Nonemployee Director receiving the additional compensation may not participate in the decision to award such compensation.
5.5 Minimum Vesting Requirements. Except in the case of substitute Awards granted pursuant to Section 5.6 and subject to the following sentence, Awards granted under the Plan shall be subject to a minimum vesting or performance period of one year. Notwithstanding the foregoing, (a) the Administrator may permit acceleration of vesting of an Award, including in the event of the Participant’s death, Disability, or Retirement, or the occurrence of a Change in Control, and (b) the Administrator may grant Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan without respect to the above-described minimum vesting requirements. Notwithstanding the foregoing, with respect to Awards to Nonemployee Directors, the vesting of such Awards will be deemed to satisfy the one-year minimum vesting requirement to the extent that the Awards vest based on the approximately one-year period beginning on each regular annual meeting of the Company’s shareholders and ending on the date of the next regular annual meeting of the Company’s shareholders.
5.6 Substitute Awards. In the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Awards in substitution for awards granted by their former employer, and any such substitute such Options or SARs may be granted with an Exercise Price less than the Fair Market Value of a Share on the Grant Date, and on other Award terms that are different than those provided under this Plan to accommodate such substitute Awards; provided, however, the grant of such substitute Option or SAR shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

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ARTICLE 6
ELIGIBILITY
6.1 General. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of Treasury Regulations §1.409A-1(b)(5)(iii)(E).
ARTICLE 7
STOCK OPTIONS
7.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Section 5.4, shall determine the number of Shares subject to each Option. Unless the Administrator expressly provides in an Award Agreement that an Award of Options is intended to be Incentive Stock Options, the Award shall be Nonqualified Stock Options. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
7.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
7.3 Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 7.3. Other than an Option issued as a substitute Award pursuant to Section 5.6, the per Share Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
7.4 Incentive Stock Options. The grant of Incentive Stock Options shall be subject to all of the requirements of Code Section 422, including the following limitations:
(a) The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;
(b) Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Consultants or Nonemployee Directors.
(c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 7.4(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and
(d) In the event of a Participant’s change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

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7.5 Expiration of Options.
7.5.1 Expiration Dates. Unless otherwise specified in the Award Agreement, but in any event no later than ten (10) years from the Grant Date, each Option shall terminate no later than the first to occur of the following events:
(a) Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;
(b) Termination of Service. The thirtieth (30th) day following the date the Participant’s Continuous Service terminates (other than for a reason described in subsections (c), (d), (e), or (f) below);
(c) Termination for Cause. In the event a Participant’s Continuous Service terminates because the Participant has committed an act of Cause, as determined by the Administrator, all unexercised Options held by such Participant, whether or not vested, shall expire immediately following written notice from the Company to the Participant;
(d) Disability. In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months following the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;
(e) Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or
(f) Ten Years from Grant. An Option shall expire no more than ten (10) years after the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.
7.5.1 Administrator Discretion. Notwithstanding the foregoing, the Administrator may, after an Option is granted, extend the exercise period that an Option is exercisable following termination of a Participant’s Continuous Service (subject to limitations applicable to Incentive Stock Options); provided, however that such extension does not exceed the maximum term of the Option.
7.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion.
7.7 Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
7.7.1 Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full. The Administrator shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to

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Participants. Unless otherwise determined by the Administrator at or after the Grant Date, payment of the exercise price of an Option may be made in, in whole or in part, in the form of (a) cash or cash equivalents, (b) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (c) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (d) broker-assisted market sales, or (e) by any other means that the Administrator, in its discretion, determines to provide legal consideration for the Shares and to be consistent with the purposes of the Plan.
7.7.2 Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver Shares to the Participant (or the Participant’s designated broker), which may be in book entry form or certificated form.
7.8 No “Re-Pricing” Without Shareholder Approval. Except as otherwise provided in Section 5.3, without the prior approval of shareholders of the Company: (a) the Exercise Price of an Option may not be reduced, directly or indirectly, (b) an Option may not be cancelled in exchange for cash, other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Option, or otherwise, and (c) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the Exercise Price per share of the Option.
7.9 No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.
7.10 No Dividend Equivalents. No Option shall provide for dividend equivalents.
ARTICLE 8
STOCK APPRECIATION RIGHTS
8.1 Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted at any time and from time to time as determined by the Administrator in its discretion.
8.1.1 Number of Shares. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.
8.1.2 Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash. However, other than a SAR issued as a substitute Award pursuant to Section 5.6, the Exercise Price of a SAR shall be no less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
8.2 Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion.
8.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator shall determine.
8.4 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Section 7.5.
8.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive from the Company either (whichever is specified in the Award Agreement) (a) a cash payment in an amount equal to (i) the difference between the Fair Market Value of a Share on the date of exercise and the SAR Exercise Price, multiplied by (ii) the number of Shares with respect to which the SAR is exercised, or (b) a number of Shares

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determined by dividing such cash amount by the Fair Market Value of a Share on the exercise date. If the Administrator designates in the Award Agreement that the SAR will be settled in cash, upon Participant’s exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.
8.6 No “Re-Pricing” Without Shareholder Approval. Except as otherwise provided in Section 5.3, without the prior approval of shareholders of the Company: (a) the Exercise Price of a SAR may not be reduced, directly or indirectly, (b) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original SAR, or otherwise, and (c) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the Exercise Price per share of the SAR.
8.7 No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.
8.8 No Dividend Equivalents. No SAR shall provide for dividend equivalents.
ARTICLE 9
RESTRICTED STOCK OR RESTRICTED STOCK UNITS
9.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to Eligible Participants in such amounts as the Administrator, in its discretion, shall determine, subject to the Full-Value Award Limitation in Section 5.4.
9.2 Award Agreement. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement setting forth the terms, conditions, and restrictions applicable to the Award, as the Administrator, in its discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
9.3 Transferability. Except as provided in this Section 9, Shares of Restricted Stock or Awards of Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.
9.4 Other Restrictions. Restricted Stock and Restricted Stock Units shall be subject to such other restrictions as the Administrator may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter, subject to Section 5.5.
9.5 Legend on Certificates. The Administrator, in its discretion, may place a legend or legends on the certificates representing Restricted Stock to give appropriate notice of such restrictions.
9.6 Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 9.5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.
9.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units until such time as Shares are paid in settlement of such Awards.

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9.8 Dividends and Other Distributions. Unless otherwise provided by the Administrator in an Award Agreement, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions declared with respect to such Shares during the Period of Restriction; provided, that such dividends and other distributions shall be accumulated and paid to the Participants, on a contingent basis, after the restrictions applicable to the Shares of Restricted Stock lapse.
9.9 Return of Restricted Stock to Company. On the date that any forfeiture event set forth in the Award Agreement occurs, the Restricted Stock or Restricted Stock Units for which restrictions have not lapsed shall revert to the Company and subject Shares again shall become available for grant under the Plan.
ARTICLE 10
PERFORMANCE AWARDS
10.1 Grant of Performance Awards. The Administrator is authorized to grant any Award under this Plan, including Options, SARs, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Administrator. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Administrator shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 10.2. All Performance Awards shall be evidenced by an Award Agreement or a written program established by the Administrator, pursuant to which Performance Awards are awarded under the Plan under terms, conditions and restrictions set forth in such written program.
10.2 Performance Goals. The Administrator may establish performance goals for Performance Awards which may be based on any criteria selected by the Administrator. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. The time period during which the performance goals or other vesting provisions must be met will be called the “Performance Period.” If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals or results to be unsuitable, the Administrator may modify such performance goals or results in whole or in part, as the Administrator deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a Performance Period, the Administrator may determine that the performance goals or results or Performance Period are no longer appropriate and may (a) adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate, or (b) make a cash payment to the Participant in an amount determined by the Administrator.
ARTICLE 11
OTHER STOCK-BASED AWARDS
11.1 Grant of Other Stock-Based Awards. The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the Grant Date or thereafter; provided, that any dividends or other distributions on such Awards shall be accumulated and paid to the Participants, on a contingent basis, after such Awards have vested or been earned. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

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ARTICLE 12
MISCELLANEOUS
12.1 Change in Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, unless an Award is assumed, continued or substituted by the successor corporation, then (a) all outstanding Options or SARs shall become fully vested and exercisable as of the date of and immediately prior to the Change in Control, whether or not otherwise then exercisable, (b) all service-based restrictions and conditions on any Award then outstanding shall lapse as of the date of and immediately prior to the Change in Control, and (c) the payout level under all Performance Awards shall be deemed to have been earned as of the date of and immediately prior to the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level. If an Award is continued, assumed or substituted by the successor corporation, then if within two (2) years after the effective date of the Change in Control, a Participant’s Continuous Service is terminated without Cause or the Participant resigns for Good Reason, then as of the date of termination (x) all of that Participant’s outstanding Options and SARs shall become fully vested and exercisable, (y) all service-based vesting restrictions applicable to his or her outstanding Awards shall lapse, and (z) the payout level under all of that Participant’s Performance Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of employment termination based upon an assumed achievement of all relevant performance goals at the “target” level. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonqualified Stock Options.
12.2 Transfers Upon a Change in Control. In the sole and absolute discretion of the Administrator, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.9, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (a) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s shareholders or by written consent of such shareholders; (b) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (c) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction, and (d) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.
12.3 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right to exercise his or her Award for a period not less than ten (10) days immediately prior to such dissolution or liquidation as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.
12.4 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without Cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Director or the Company may have to terminate his or her directorship at any time.
12.5 Compensation Recoupment Policy. The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with Applicable Law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or to comport with good corporate governance practices, as such policies may be amended from time to time.
12.6 No Right of Participation or Employment. No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive

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a future Award. Neither this Plan nor any Award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or Affiliate or affect in any manner the right of the Company, any Subsidiary or Affiliate to terminate the employment of any person at any time without liability hereunder.
12.7 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.
12.8 Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
12.9 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets. In no event will any Award granted under this Plan be transferred for value.
12.10 Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.
12.11 Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award or exercise made in violation hereof shall be null and void.
12.12 Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
12.13 Providing Information. Notwithstanding anything in this Plan or an Agreement to the contrary, nothing in this Plan or in an Agreement prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the SEC pursuant to Section 21F of the 1934 Act.

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ARTICLE 13
SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE
13.1 General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.
13.2 Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have otherwise applied absent the non-409A-conforming event.
13.3 Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treasury Regulations Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Administrator or the General Counsel) shall determine which Awards or portions thereof will be subject to such exemptions.
13.4 Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Administrator under Treasury Regulations Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (a) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (b) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

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13.5 Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treasury Regulations Section 1.409A-2(b)(2)(iii) (or any successor thereto).
13.6 Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment, failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 13.4, (a) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (b) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.
13.7 Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treasury Regulations section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treasury Regulations section 1.409A-3(j)(4).
13.8 Timing of Distribution of Dividend Equivalents. Unless otherwise provided in the applicable Award Agreement, any dividend equivalents granted with respect to an Award hereunder (other than Options or SARs, which shall have no dividend equivalents) will be paid or distributed no later than the 15th day of the 3rd month following the later of (a) the calendar year in which the corresponding dividends were paid to shareholders, or (b) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture. In addition, notwithstanding anything to the contrary in the Plan, in no event shall dividends or dividend equivalents payable in connection with an Award granted under the Plan be paid earlier than at the time that the Award or applicable portion thereof becomes vested in accordance with the applicable Award Agreement.
ARTICLE 14
AMENDMENT, SUSPENSION, AND TERMINATION
14.1 Amendment, Suspension, or Termination. Except as provided in Section 14.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.
14.2 No Amendment without Shareholder Approval. The Company shall obtain shareholder approval of any material Plan amendment (including but not limited to any provision to reduce the exercise or purchase price of any outstanding Options or other Awards after the Grant Date (other than for adjustments made pursuant Section 5.3), or to cancel and re-grant Options or other rights at a lower exercise price), to the extent necessary or desirable to comply with Applicable Law.
ARTICLE 15
TAX WITHHOLDING
15.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to

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the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
15.2 Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already- owned Shares having a fair market value equal to the applicable withholding amount. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made (up to the maximum amount required to be withheld); provided, however, in the case Shares are withheld by the Company to satisfy the tax withholding that would otherwise be issued to the Participant, the amount of such tax withholding shall be determined by applying the relevant federal, state or local withholding tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined (unless an additional amount can be withheld and not result in adverse accounting consequences, and such additional withholding amount is authorized by the Administrator). The fair market value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.
ARTICLE 16
LEGAL CONSTRUCTION
16.1 Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.
16.2 Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares, which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.
16.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
16.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
16.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.
16.6 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to principles of conflicts of law of such state.
16.7 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.
16.8 Plan Document Controls. All awards granted pursuant to the Plan, including the 2008 Plan, 2013 Plan, 2018 Plan, 2021 Plan and this amended and restated Plan, shall be subject to the terms and conditions of the Plan as amended and restated herein. The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

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SUPERIOR INDUSTRIES

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
26600 TELEGRAPH ROAD SUITE 400
SOUTHFIELD, MICHIGAN 48033

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 20, 2025 . Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
The Annual Meeting of Stockholders will be held via live webcast only. There will be no physical location for the meeting. You will be able to attend the Virtual Annual Meeting, vote and submit your questions by visiting www.virtualstockholdermeeting.com/SUP2025 . Have your proxy card available when you access the web cast and follow the instructions to participate. You may log in 30 minutes prior to the start of the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69478-P22930 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	!	!	!

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Majdi B. Abulaban
02) Michael R. Bruynesteyn
03) Richard J. Giromini
04) Michael Guo
05) Paul J. Humphries
06) Timothy C. McQuay
07) Deven H. Petito
08) Ellen B. Richstone

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/10-K Wrap are available at www.proxyvote.com.

V69479-P22930

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS MAY 21, 2025

The undersigned hereby appoints David M. Sherbin as attorney agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held via webcast on Wednesday May 21, 2025 at 10:00 A.M. ET and at any and all postponements and adjournments thereof, as fully and with the same force and effect as the undersigned might and could do if personally thereat.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR THE APPROVAL OF PROPOSALS 2, 3 AND 4. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Continued and to be signed on reverse side